CONTRACT FOR OPERATION AND PROGRAMMING OF
                             96-BED SECURE FACILITY

                                     BETWEEN

                             DALLAS COUNTY AND THE
                          DALLAS COUNTY JUVENILE BOARD

                                       AND

                       CORRECTIONAL SERVICES CORPORATION
                                   (CONTRACTOR)

1.   PURPOSE:

This contract is entered into by and between DALLAS COUNTY, the DALLAS COUNTY JUVENILE BOARD (DCJB), both entities hereinafter referred to as DALLAS COUNTY, and CORRECTIONAL SERVICES CORPORATION, hereinafter referred to as CONTRACTOR. This contract is entered into by Dallas County, and the Contractor, for the purpose of operating and programming the 96-bed secure facility (hereinafter referred to as Facility), located at 4639 Harry Hines Blvd. in Dallas, Texas. Contractor will provide services for Dallas County as provided for by this contract pursuant to the Minimum Standards for Secure Post-Adjudication Juvenile Facilities, Texas Administrative Code Title 37, Chapter 344, and Minimum Standards for Juvenile Detention Facilities, Texas Administrative Code Title 37, Chapter 343, promulgated as administrative law by the Texas Juvenile Probation Commission (TJPC); and all legal requirements in Section 51.12 of the Texas Family Code. The Dallas County Juvenile Department, hereinafter referred to as Juvenile Department, will serve as the designated County agency to oversee and manage operations on behalf of Dallas County. This contract is also subject to provisions specified in the License Agreement between Dallas County and Contractor for use of the Facility. The License Agreement will be signed and agreed to by both parties, and shall become Exhibit C of this contract.

2.   TERM:

A. The initial term of this contract will be from the date of execution until September 30, 1999.

B. This contract may be renewed for two additional twelve month periods, under the same terms and conditions unless one or more of the parties hereto declines to renew this contract by providing written notice to all other parties hereto at least ninety (90) days prior to the expiration of this contract, or the contract is terminated sooner pursuant to the terms of this contract.

C. The Contractor may, for the subsequent renewed terms, request an adjustment to the monthly compensation rate for the post-adjudication, detention overflow and Aftercare programs. Such rate adjustments must not exceed 6% per renewal term. Requests for rate adjustments must be submitted to Dallas County 120 days prior to the start of the renewal term. The Contractor must provide detailed documentation justifying the need for such adjustments. Dallas County solely retains the right to accept or reject such requests. Dallas County will notify Contractor of acceptance or rejection of such requests within thirty days after receipt from Contractor of acceptable documentation justifying the rate adjustment request.

3.   SCOPE OF WORK:

A. Contractor agrees to provide services in the operation and programming of the 96 bed Facility as described in Request for Proposals No. 98-280 and Addendum One issued by Dallas County, attached hereto as Exhibit A, and as described in the original proposal submitted by Contractor in response to Request for Proposals No. 98-280, attached hereto as Exhibit B. Exhibits A and B are specifically incorporated into this contract by reference. It is agreed by all parties that the provisions of this contract supersede the provisions of Request for Proposals No. 98-280 (Exhibit A) and Contractor's proposal
(Exhibit 3), to the extent that there is conflict between provisions of the documents.

B. The Contractor is hereby granted, delegated and assigned the right to, and the Contractor hereby agrees to manage, supervise and operate the Facility and receive, supervise and care for each juvenile that is assigned to and enrolled in the Facility by a Court of competent jurisdiction pursuant to applicable law. The Juvenile Department, in its discretion, may assign youth to the Facility that are referred for placement or detention.

C. Contractor agrees to operate the facility as two distinct and separate program components: a 44-bed secure, short-term post-adjudication residential program including an aftercare component for youth in violation of their probation and a detention center overflow program with up to 52 beds for youth with court cases pending. Each component must operate as separate programs as required by TJPC standards. Youth participating in one program cannot be intermingled with youth in the other program at any time.

D. Contractor shall begin implementing the 44-bed post-adjudication program upon final execution of this Contract.

E. Contractor shall begin activating the 52-bed detention overflow program only upon written notification by Dallas County. Activation shall be in three possible increments: an initial 16 beds, an additional 16 beds and a final 20 beds. Dallas County shall provide written notice of the need to activate each increment of detention overflow beds at least 30 days prior to placing juveniles.

F. Contractor must assure that the program will be staffed and operated 24 hours a day, 365 days a year.

4.   RELATIONSHIP OF THE PARTIES

     Contractor is an independent contractor and not an agent, servant or employee of Dallas County. Contractor represents that it has, or will secure at its own expense, all personnel and consultants required in performing the services under this contract. Such personnel and consultants shall not be employees of, or have any contractual relationship with Dallas County, without the prior written consent of Dallas County.



5.   FUNDING AND PAYMENT FOR CONTRACTOR SERVICES

A. Contractor shall be reimbursed for the actual costs of implementing the 44-bed post-adjudication program provided for in this Contract, as described in Contractor's proposal (included as Exhibit B), not to exceed $282,409. Implementation costs for the 44-bed post-adjudication program includes some durable goods that will used in the entire 96-bed facility. Implementation for the 44-bed post-adjudication program shall begin upon final execution of this contract and end 28 days after the official contractor move-in date, which is also the time when the program shall reach the maximum census of 44 residents. Implementation costs are budgeted as follows:

          Salaries during initial 28 days after move-in   $ 89,359
          Operating Expenses                              $ 38,832
          Equipment                                       $ 74,218
          Training cost prior to youth being placed       $ 80,000

B. County shall provide to Contractor within 30 days of final Contract execution, an initial advance payment of $75,000 for implementation costs of the 44-bed post adjudication program. Contractor may submit bi-weekly requests for actual implementation costs in a format approved by Juvenile Department. The initial $75,000 advance payment shall be reconciled against and applied to subsequent implementation costs reimbursements. Contractor shall provide detailed documentation of all implementation costs with each reimbursement request. Contractor shall also provide with each reimbursement request a list of all equipment purchased with implementation funds that includes a description of the equipment, model number, serial number, and cost.

C. Contractor shall be compensated $110,279 per month for operating the 44-bed post-adjudication program. The monthly compensation shall provide for all materials, goods, and services necessary for operating the program and providing the services provided for in this Contract that are not otherwise specifically stated in this Contract. Monthly compensation shall be made only after services are actually rendered.

D. County shall compensate Contractor on a prorated basis for the first month of operations of the 44-bed post-adjudication program based upon the number of days from the end of the 28 day implementation period until the end of the initial month of full operations. Thereafter, County shall compensate Contractor for each calendar month of operation.

E. Contractor shall be compensated for the provision of Aftercare services to youth in the 44-bed post-adjudication program as described in Section 13 of this Contract. Compensation for Aftercare services shall be in addition to the monthly compensation of $110,279. Dallas County will only be obligated to pay for those funds for Aftercare services as specified and expended in accordance with the proposal included as Exhibit B to this contract and the Aftercare Services Budget included as Exhibit D to this contract. The maximum amount to be paid for Aftercare services shall not exceed $17,874 per month.

F. Contractor shall be reimbursed for the actual costs of activating each group of detention overflow beds, as described in Contractor's proposals. Contractor may submit bi-weekly requests for actual activation costs in a format approved by Juvenile Department. Contractor shall provide detailed documentation of all activation costs with each reimbursement request. Contractor shall also provide with each reimbursement request a list of all equipment purchased with activation funds that includes a description of the equipment, model number, serial number, and cost. Activation costs shall not exceed the following amounts for each group of beds:

          Initial 16 beds           $23,250
          Second 16 beds            $23,525
          Final 20 beds             $34,862

G. Contractor shall be compensated on a monthly basis for operating the detention overflow program based upon the number of beds that are activated. The monthly compensation shall provide for all materials, goods, and services necessary for operating the program and providing the services provided for in this Contract that are not otherwise specifically stated in this Contract. Monthly compensation shall be made only after services are actually rendered. Monthly compensation shall be in the following amounts for each group of beds:

          16 beds                  $ 39,391
          32 beds                  $ 74,402
          52 beds                  $116,838



H. County shall compensate Contractor on a prorated basis for the first month of operations for the appropriate number of detention overflow beds based upon the number of days from the placement of juveniles until the end of the initial month of activation. Thereafter, County shall compensate Contractor for each calendar month of operation.

I. Equipment purchased with implementation, activation, or Aftercare compensation funds shall be property of Dallas County, and shall revert to Dallas County's possession upon termination of this Contract. Contractor shall implement and maintain appropriate inventory control procedures to reasonably protect equipment against loss and shall provide to Juvenile Department upon request a listing of all equipment purchased with Dallas County funds. Contractor agrees to follow the policies and procedures of the Dallas County Auditor regarding inventory control.

J. Contractor shall submit monthly compensation requests in a format approved by Juvenile Department no later than 10 working days after the end of each month for which the services were rendered. Monthly compensation requests shall include the following information:

     1.   Name of youth enrolled in each program component.
     2.   Date of initial enrollment.
     3.   Number of days youth was in the program during the month.
     4. Projected release date for each youth in the post-adjudication program.

K. In the event that Contractor is unable to accept appropriate placement referrals for the 44-bed post-adjudication program due to any reason within Contractor's reasonable control, the monthly compensation for the month in which appropriate referrals were not accepted will be reduced by the per diem rate of $82.40 plus the difference, if any, of the cost to Dallas County for alternate placement for each bed that was not filled. Reasons for not accepting referrals that are within Contractor's control shall include, but are not limited to, unavailability of adequate staff, materials, or supplies.

L. In the event that Contractor is unable to accept appropriate placement referrals for the detention overflow program due to any reason within Contractor's reasonable control, the monthly compensation for the month in which appropriate referrals were not accepted will be reduced by the appropriate per diem rate based upon level of activation for each bed that was not filled, plus the additional cost, if any, to Dallas County for alternate placement. The per diem rates will be $80.94 for 16 beds, $76.44 for 32 beds, or $73.87 for 52 beds. Reasons for not accepting referrals that are within Contractor's control shall include, but are not limited to, unavailability of adequate staff, materials, or supplies.

M. In the event that Contractor is unable to accept appropriate referrals to either program due to acts of nature, physical damage to the Facility not caused by Contractor's actions or negligence, or other reasons not within Contractor's reasonable control, County and Contractor agree to negotiate compensation adjustments that provide for Contractor's continued financial obligations and County's need to provide for the appropriate care of youth in the Facility.

N. In the event that County determines through an audit, site review or other means that Contractor has failed to provide the services provided for in this Contract,

County may, for the entire period for which the failure to provide services has occurred, adjust compensation for such period to a monthly rate determined solely by County.

O. Juvenile Department shall process reimbursement requests and monthly compensation requests so that Contractor receives payment within 30 days of submitting a complete and accurate reimbursement request.

P. Contractor understands and all parties agree that this contract is contingent upon the availability of appropriated funds from the Dallas County Commissioners Court and the Texas Juvenile Probation Commission. The parties agree that, in the event sufficient funds are not available, this contract will automatically terminate. Contractor will be entitled to payment as set forth in this Contract for any services provided prior to the date of such termination. Temporary interruptions in funding, as mutually agreed upon by Dallas County and Contractor, shall not result in contract termination.

Q. Juveniles placed in the Facility by Dallas County, or their families, shall not be assessed fees for services by Contractor unless such fee arrangements are specified by the Juvenile Courts of Dallas County. This does not preclude reasonable attempts to seek voluntary contributions from families of Dallas County juveniles for provision of clothing, personal articles, medical costs, and transportation.

R. If the Contractor receives third-party reimbursement or fiscal support from any other source for the services provided for in this contract, Contractor agrees to deduct these funds from the monthly reimbursement request to Dallas County. The provisions of this paragraph do not apply to compensation Contractor receives from the sale of unused detention overflow beds to other jurisdictions, as described in Section 15 of this Contract.

S. Contractor must account separately for the receipt and expenditure of all grant funds from the Texas Juvenile Probation Commission or any other funding source. The Juvenile Department shall notify Contractor if any of the compensation for services provided is being funded using grants.

6.   FACILITY

A. Contractor agrees to operate the 96-bed secure facility located at 4639 Harry Hines Blvd., Dallas, Texas. Contractor shall enter into a separate License Agreement with Dallas County for use of the facility. Such License Agreement upon execution shall become Exhibit C to this Contract and shall be specifically incorporated as part of this Contract.

B. Dallas County shall be responsible for providing the facility at 4639 Harry Hines Blvd. in Dallas, Texas as outlined in the License Agreement (Exhibit C). Dallas

County will use its best efforts to make the facility available to Contractor for performance of its services under this agreement on September 1, 1998 or such earlier agreed date as necessary to facilitate Contractor's preparation, except as provided in Section 6.C.

C. Contractor shall hold Dallas County, as well as their officials, employees and agents harmless, and hereby unconditionally and fully releases Dallas County from all claims for damages, costs or expenses whether direct or indirect, or whether incurred before or after the effective date of this Contract, resulting directly or indirectly from any delay in availability of the Facility on September 1, 1998.

D. Dallas County will guarantee access to the facility seven (7) days prior to the first juvenile arriving. Any additional time needed for training or staff development that requires space will be the responsibility of the Contractor.

E. Contractor is responsible for procurement and purchasing for all goods, supplies and services necessary to perform Contractor's duties, unless otherwise specified in this contract.

F. Dallas County will be responsible for utility operating expenses including electricity, water, sewage, trash collection, and local telephone expenses.

G. Dallas County will assign adequate staff, and/or contracted services to the Facility to meet maintenance needs. Dallas County will also be responsible for determining when a higher level of repair service is needed and will be responsible for providing that service at Dallas County expense, pursuant to the terms of the License Agreement (Exhibit C).

H. Dallas County will provide and maintain Security and Fire Alarm Systems at Dallas County's expense.

I. Dallas County will provide meals, for youth and staff, that will be delivered to the facility each day. Dallas County will provide and maintain such equipment necessary to refrigerate and re-heat meals. Snacks and milk or other beverages will not be provided with meals.

J. Contractor must provide adequate staff to accept delivered meals, properly store meals, re-heat and serve meals, and clean serving trays and equipment after meals. Contractor shall provide eating and serving utensils, napkins, condiments, and any other goods and materials needed to serve meals. Contractor shall provide, at its own expense, snacks and beverages, including milk.

K. Contractor will be responsible for basic janitorial and custodial care of the Facility.

L. Contractor will be responsible for all expenses for long-distance telephone service.

M. Contractor will be responsible for notifying Dallas County of maintenance concerns.

N. Contractor will provide laundry service for all juveniles, in accordance with TJPC standards, clean linens to each juvenile at least once weekly and clean bath and hand towels twice per week without any deposit or fee being charged.

O. Contractor will be responsible for purchasing bedding, such as sheets, bedspreads, and pillows and all costs associated with upkeep such as cleaning and replacement.

7.   IMPLEMENTATION OF 44-BED POST-ADJUDICATION PROGRAM

A. Dallas County shall notify Contractor in writing of the official move-in date for the Facility. While Dallas County will make reasonable efforts to provide Contractor with advance access to the Facility, Contractor shall have at least seven days in the Facility before receiving youth for staff familiarization and training. The official move-in date is the date seven days before receiving youth.

B. Contractor is required to have the Facility operational and ready to accept youth no later than seven days after the official move-in date. Contractor shall be responsible for all implementation activities not otherwise specifically stated in this contract. Implementation activities shall include, but are not limited to: hiring and training of all staff; procuring necessary goods and materials; developing curriculum; and developing enrollment procedures.

C. Contractor is to be reimbursed by Dallas County for the actual cost of certain implementation activities as provided for in Section 5 of this contract.

D. Youth will be placed in the post-adjudication program based upon the following phase-in schedule, which provides that the first 30 residents assigned to the facility will be males:

                                     Maximum
     Days after Move-In Date        Admissions     Maximum Census
     -----------------------        ----------     --------------
               7                        15               15
              14                        15               30
              21                         7               37
              28                         7               44

E. The implementation period shall end 28 days after the official move-in date, at which time the post-adjudication program will be at the 44 youth capacity.

8.   ACTIVATION OF DETENTION OVERFLOW BEDS

A. Contractor shall begin activating the 52-bed detention overflow program upon written notification by Dallas County. Implementation shall be in three possible increments: an initial 16 beds, an additional 16 beds and a final 20 beds. Dallas

County shall provide written notice of the need to activate each increment of detention overflow beds at least 30 days prior to placing juveniles. Once an increment of detention overflow beds is activated, Dallas County will pay for these beds for at least 90 days. Dallas County may deactivate any increment of detention overflow beds, after the 90 day minimum activation period, by providing at least 45 days written notice, after which time there will be no obligation for continued payment to Contractor for that group of beds.

B. Contractor is required to have the Facility operational and ready to accept youth for the detention overflow program no later than 30 days after receiving written notification from Dallas County. Contractor shall be responsible for all activation activities not otherwise specifically stated in this contract. Activation activities shall include, but are not limited to: hiring and training of all staff; procuring necessary goods and materials; developing curriculum; and developing enrollment procedures.

C. Contractor is to be reimbursed by Dallas County for the actual cost of certain activation activities as provided for in Section 5 of this Contract.

9.   EQUIPMENT AND DURABLE GOODS

A. Dallas County shall provide, at no additional cost to Contractor, the equipment and durable goods listed in Attachment B to Request for Proposals No. 98-280, included as Exhibit A to this contract.

B. Dallas County shall have the final authority as to quantity and quality of all equipment and durable goods provided to Contractor for use.

C. Dallas County will be responsible for maintenance and replacement cost, due to normal wear and tear, of the equipment listed in 9.A above, in accordance with Dallas County policy.

D. The Contractor is responsible for the procurement, maintenance and replacement of the following equipment and consumable supplies:

     1)   Computers
     2)   TV/VCRs
     3)   Linens
     4)   Clothing
     5)   Office, Medical, Cleaning, and Laundry supplies
     6)   Supplies needed to serve meals, snacks and beverages
     7) Internal communications systems (i.e. portable radios) needed by staff to provide a safe environment

E. All costs to be paid to the Contractor for purchases made for equipment and durable goods must be included in the reimbursements for actual costs of implementation as outlined in Section 5 - Funding and Payment for Contractor Services. Dallas County will not reimburse Contractor for the cost of additional equipment and durable goods without prior written approval.

F. All equipment, goods and materials for which the Contractor is reimbursed will be the property of Dallas County and will remain in the possession of Dallas County at the time of the expiration or termination of this contract. Contractor shall be responsible for maintaining an accurate inventory of all equipment and non consumable goods and supplies and notify Dallas County in the event of the loss of said equipment and non consumable goods and supplies. In the event of the early termination of this contract, the value of any goods and materials purchased at the request of Contractor that cannot be used in the continued operation of the program will be deducted from any final funds due Contractor by Dallas County.

10. OBLIGATIONS OF DALLAS COUNTY

A. Dallas County will provide Contractor written notice of Facility availability upon final contract execution.

B. After the 28-day implementation period for the post-adjudication program, it will be the responsibility of Dallas County to make sufficient placement referrals to ensure that the post-adjudication program operates at the 44-bed capacity.

C. Once Contractor is provided with 30-day written notice of activation for a group of detention overflow beds, it will be the responsibility of Dallas County to make sufficient placement referrals to ensure that the detention overflow program operates at the activated capacity.

D. The Juvenile Department shall provide Contractor with the Residential Placement Packet at the time of admission to Contractor facility.

E. Juvenile Department agrees to provide Contractor with all the standardized Juvenile Department forms as requested.

F. Juvenile Department agrees to provide for transportation to the Facility at the time of admission and from the Facility at the time of discharge. In addition, Dallas County is responsible for providing transportation for youth to and from the facility for any court proceedings that youth are required to attend while they are assigned to the facility.

G. Juvenile Department reserves the right to terminate a client's placement with Contractor at any time, with or without cause.

11.  OBLIGATIONS OF THE CONTRACTOR

A. Dallas County, in its discretion, may assign youth to the Facility and designate the assigned program component. The Contractor shall accept all youth that are referred up to the maximum legal capacity of each program and of the Facility.

Contractor and Dallas County shall utilize the following processes to ensure that youth are appropriately referred to the Facility:

1. Contractor will establish written guidelines outlining the profile of youth who are appropriate for placement in each program within the Facility, including indicators of inappropriate referrals.

2. Contractor will be allowed and encouraged to participate in the Dallas County Juvenile Department Case Planning and Review Committee (CPRC). If the Contractor disagrees with the placement recommendation, Contractor can ask for the recommendation to be reviewed. CPRC will have the final authority for making placement recommendations to the Juvenile Courts.

3. Contractor and Dallas County agree that the best interest of the youth will be met in resolving disagreements regarding the appropriateness of placement.

B. A Juvenile Department Residential Placement Agreement form designating the specific program assignment will be signed by Contractor and Juvenile Department staff at the time of admission.

C. Contractor will not release a juvenile to any person or agency without express written consent of Juvenile Department.

D. Unsuccessful termination of the juvenile's placement with Contractor shall occur only after notifying the designated Juvenile Department staff of the causes and with prior notice of at least ten (10) days.

E. Contractor shall complete a Juvenile Department Discharge Summary for each youth discharged from the post-adjudication program.

F. Contractor shall be responsible for obtaining criminal background checks and must provide proof of such to the Dallas County designated staff upon request:

     1. For existing staff and volunteers prior to the Facility move-in date; and

     2.   When any subsequent hires are made during the term of this contract.

G. Contractor agrees to make available any Contractor staff requested or subpoenaed to appear before a Dallas County Juvenile Court on a case involving any client receiving services under this contract.

H. Contractor agrees to make a good faith effort to retain in placement any client whose behavior, though problematic, does not exceed behavior typical of that which led to their removal from home or previous placement.

I. Contractor is responsible for all transportation incidental to the care of the child, including medical and dental visits, and for furloughs from placement. Contractor may request that parents contribute to transportation costs for furloughs from placement.

J. Contractor shall provide adequate staff to receive, store, re-heat and serve meals. Contractor shall also provide all snacks and beverages, including milk. Contractor shall ensure that all applicable regulations for the storage and handling of food are followed. Contractor shall collect and provide to Dallas County any data or other information needed for Dallas County to meet the reporting requirements of the USDA School Lunch and School Breakfast program.

12.  EDUCATIONAL SERVICES

A. Contractor understands that all juveniles placed in the Facility must have access to a free and appropriate education as provided for by the laws of the State of Texas.

B. Dallas County has entered into a Memorandum of Understanding with Dallas Public Schools for the provision of educational services to juveniles in the Facility for the 180 day regular school term. Contractor agrees to cooperate with Dallas County and Dallas Public School in providing educational services in the Facility. Such cooperation shall include, but not be limited to, assigning Facility space for classrooms, developing class schedules and designing programming and operations of the facility in a manner that complements the educational program.

C. Contractor shall provide, at its sole expense, the necessary staff and related supplies for five hours of educational services for each Monday through Friday, exclusive of Holidays recognized by the Dallas County Commissioners Court, during the summer school term.

D. Contractor agrees to cooperate with Dallas County in making any revisions to the educational services program determined necessary by Dallas County. Such revisions may include changes in the organization providing educational services during the 180 day regular school term.

13.  AFTERCARE

A. Contractor agrees to provide formal aftercare services for all youth placed in the 44 bed post-adjudication program. Aftercare services shall be as described in Contractor's proposal, which is included as Exhibit B to this contract. Aftercare services will include, but are not limited to the following program components:

     1.   Intensive pre-release planning;
     2.   Family involvement, including in-home visits;
     3.   Community linkage;
     4. Facilitating the process of r~ -enrolling youth in home school or accessing GED assistance services;

     5.   Assisting age appropriate youth in obtaining employment; and
     6.   Developing plans for leisure time activities.

B. Contractor shall primarily utilize existing community-based resources in developing aftercare plans. Contractor may, when community-based services are not available, request that the Juvenile Department consider placement of youth in contract programs. Juvenile Department shall review these requests on a case-by-case basis. The decision to place youth in contract programs will be made at the sole discretion of Juvenile Department.

C. Contractor will conduct formal follow-up studies of juveniles who successfully discharge the post-adjudication program and who reside within Dallas County at one month, two months and three months to document successful re-entry into the community, and will track status of critical outcome areas including education, employment, relationships with parents, peers and others, and positive living arrangements.

D. Contractor will provide information gathered in the follow-up studies to the designated Juvenile Department staff.

14.  PERFORMANCE GUARANTEE BY THE CONTRACTOR

A. The Performance Guarantee shall apply to juveniles who are successfully discharged from the 44-bed post-adjudication program and have an opportunity to participate in Contractor's Aftercare program. Successful discharges are those juveniles who have substantially completed their Individual Program Plan, as described in Section 17 of this Contract, and will be so designated by joint agreement of Dallas County and Contractor at time of discharge.

B. The Performance Guarantee shall be in the form of a retainage of 8% of the monthly compensation to Contractor for operation of the post-adjudication program. Dallas County shall release each month's retainage as the juveniles who are successfully discharged during the retainage month achieve a 90 day anniversary of release without recidivating.

C. The retainage will be released based upon the percentage of juveniles who complete the 90 day period after discharge from the post-adjudication program without recidivating. An example of the retainage/release method is described below:

     Retainage percentage                                     8%
     Monthly cost of post-adjudication program         $110,279
     Calculated monthly retainage                        $8,822

     Number of juveniles released in a month                 10
     Number of juveniles, 90 days without recidivating        7
	Amount of retainage returned (7/10 of $8,822)      $6,175

D. The retainage will begin with the first full month of monthly compensation for operation of the post-adjudication program in which at least one juvenile is successfully discharged from the program. All Performance Guarantee calculations will be made at the end of each month, and all calculations rounded to the nearest whole dollar amount. If no juveniles are released in a given month, no retainage will be withheld.

E. Recidivism occurs when a juvenile is referred to the Juvenile Department, and formal court action is anticipated, for alleged delinquent conduct, which includes criminal offenses and violations of court-ordered conditions of probation, or conduct indicating a need for supervision. Arrests of juveniles with a charge filed for the offense in the adult court system will also be considered as recidivism for purposes of this Recidivism Guarantee.

15.  SALE OF UNUSED DETENTION OVERFLOW BEDS

A. Contractor may provide detention overflow beds to other jurisdictions when such beds are not activated by Dallas County.

B. Contractor shall provide to Dallas County written notice of the intent to sell unused detention overflow beds to other jurisdictions at least 30 days prior to accepting juveniles from another jurisdiction. Such notice shall include identification of the jurisdiction(s) purchasing beds and copies of any formal agreements between Contractor and other jurisdictions.

C. Contractor shall be responsible for all goods, materials and services necessary to provide detention overflow beds to other jurisdictions. All expenses associated with providing detention overflow beds to other jurisdictions shall be the sole responsibility of Contractor. Any equipment provided by Dallas County and Contractor as part of the implementation activities described in Section 9 of this Contract will be available for Contractor's use in providing detention overflow beds to other jurisdictions.



D. Contractor shall reimburse Dallas County for the cost, as determined by Dallas County, of all meals provided by Dallas County for juveniles from other jurisdictions. Additionally, Contractor shall provide compensation to Dallas County at the rate of $3 per bed per day for any detention overflow beds sold to other jurisdictions. Contractor shall include with its monthly compensation requests a check made payable to Dallas County for the costs of meals and rebate due to Dallas County for any unused detention overflow beds sold to other jurisdictions.

E. Dallas County's need for detention overflow beds shall supersede any agreements that Contractor may have with other jurisdictions. Contractor must ensure that all 52 detention overflow beds are available to Dallas County upon formal notification of activation as described in Section 8 of this contract.

F. Dallas County reserves the right to terminate authorization for the sale of unused detention overflow beds at any time by providing written notice to Contractor.

16.  SHARED USE OF COMMON SPACE WITH DALLAS CHALLENGE

A. Contractor understands that Dallas Challenge, a non-profit agency, will utilize certain common areas of the facility for operation of the Truancy and Class C Enforcement Center, hereafter referred to as Center. Those common areas are as follows:

          1)   visitors entrance for families to enter the facility;
          2)   visitation waiting areas for use by families waiting for
               interviews with Center staff and for court hearings;
          3)   visitation rooms for Center staff to use when interviewing juveniles and families;
          4) police entrance for law enforcement officials transporting youth for processing by Center staff;
          5) secure holding rooms for housing youth pending processing by Center staff;
          6)   court room for court proceedings; and
          7) the police entrance control room for office space for Center staff responsible for providing entrance to the facility by law enforcement officials transporting juveniles for processing by Center staff.

B. Contractor agrees to provide staff coverage of the visitors entrance at all times while the Center is operating. Staff assigned to the visitors entrance shall be responsible for allowing families and other persons with appointments with Center staff and/or court proceedings to enter the facility.

C. Contractor shall have the right to develop and implement appropriate security procedures for Dallas Challenge staff to follow, including assignment of keys to the facility.

D. Dallas County shall be responsible for ensuring that Dallas Challenge conducts operations of the Center in the shared common areas in a manner that does not interfere with Contractor's operations. Dallas County will execute a License Agreement with Dallas Challenge that requires Dallas Challenge to provide the following:

     1) a staff person to monitor the police entrance and provide access to the facility for law enforcement officials transporting juvenile referred to the Center;
     2) adequate supervision of juveniles held in both secure and non-secure areas of the facility; and
     3) adequate supervision of families entering the facility for interviews and court proceedings.

17.  REPORTING AND ACCOUNTABILITY

A. Each individual client placed with Contractor in the post-adjudication program shall have a written individualized program plan (IPP) completed by the appropriate Contractor staff within fifteen (15) days of the time of admission to placement. A copy of the preliminary IPP must be received by the Juvenile Department within twenty (20) days of the time of admission.

B. The IPP shall contain the reasons why the placement will benefit the client; shall specify behavioral goals and objectives being sought for each client; shall state how the goals and objectives are to be achieved in Contractor placement; and shall state how the parent(s), guardian(s), and, where possible, grandparents or other extended family members will be involved in the IPP to assist in preventing or controlling the client's alleged delinquent behavior or alleged conduct indicating a need for supervision as defined in the Texas Family Code. The IPP shall be structured to meet all treatment goals within the estimated length of stay for each program component, unless otherwise stipulated at the time of admission.

C. Contractor shall provide to the Juvenile Department, on a monthly basis, the following:

     1) A written report of the progress of each client during the preceding month, in the format approved by the Juvenile Department.
     2) Copies of all significant incident reports within 24 hours of occurrence. Copies of all incident reports on each client should also be retained in Contractor's file for each juvenile.

D. If a client in placement at the Facility makes an unauthorized departure, becomes seriously injured or ill, commits a penal code violation, or is involved in an incident that Contractor considers seriously jeopardizes continued placement, Contractor shall immediately notify the designated Juvenile Department staff, or if not during regular Juvenile Department business hours, Juvenile Department's Detention Screening Unit. Contractor shall also ensure that the client's parents and, when appropriate, other authorities, including the Texas Department of Protective and Regulatory Services and/or local law enforcement officials are notified. Contractor shall forward a written incident report regarding the above on a Juvenile Department Serious Incident Report form to the designated Juvenile Department staff within two (2) working days.

E. If a client alleges child abuse, or abuse is suspected for any reason, such abuse must be immediately reported by Contractor following all procedures outlined above in Section 17.D of this contract.

F. Contractor will allow clients unrestricted use of telephone to make calls to their probation officer to register grievances against Contractor or any individual. Contractor will also ensure privacy of conversations between the client and Juvenile Department staff at the request of either party.

G. Contractor will notify Juvenile Department in writing within two (2) working days of any pending allegations of abuse or other investigations involving Contractor staff or that may impact Contractor licensing.

H. Unless otherwise stipulated by the designated Juvenile Department staff, the client may visit freely with parents and relatives at the Facility in accordance with established written Contractor policies.

I. Contractor must receive and document the approval of the designated Juvenile Department staff for any over-night stay away from the Facility unless it is considered part of Contractor's rehabilitation program. Prior written approval must also be received and documented for any home visit.

J. Prior to a client's discharge, a Juvenile Department Pre-discharge Summary must be completed by Contractor. When completing the form for a successful discharge:

     1) The language should support the discharge recommendation.
     2) The form must be completed no earlier than 30 days prior to the discharge date.
     3) The summary should be legible and signed.

K. When a client is unsuccessfully discharged, Contractor shall complete the Juvenile Department Discharge Report, attach all incident reports relevant to the decision to discharge the client and provide these to the designated Juvenile Department staff at the time of discharge.

L. Copies of each IPP and all other forms required in this section are to be maintained in Contractor's case file on the client.

M. Penalties for delinquent reporting may include withholding of payments until such time as all reports are received, or cancellation of the contract with no obligation to pay for undocumented services.

N. Contractor will be evaluated to determine the quality and effectiveness of services. Program evaluations may be used to recommend changes in program design. Program evaluations will include, but are not limited to the following criteria:

     1) Site Review Results
     2) Fiscal Audit Results
     3) Discharge History
     4) Recidivism Rate
     5) Cultural Competency
     6) Frequency and Severity of Complaints
     7) Average Length of Stay
     8) Financial Responsibility

18.   EXAMINATION OF PROGRAM AND RECORDS

A. Contractor agrees that it will permit Juvenile Department designated employees to examine and evaluate its program of services provided under the terms of this contract and to review client records. This examination and evaluation of the program will include but are not limited to unscheduled site visits, observation of programs in operation, interviews, and administration of questionnaires to Contractor staff and the clients.

B. Contractor shall maintain documentation in each juvenile's case file indicating that services are being provided as required by Request for Proposals No. 98-280 and Contractor's proposal, which are included as Exhibit A and Exhibit B, respectively, to this Contract.

C. Contractor shall provide to Juvenile Department such descriptive information of contracted clients as requested on forms provided by Juvenile Department.

D. Contractor agrees to maintain and make available for inspection, audit or reproduction by an authorized representative of the Juvenile Department or the State of Texas, books, documents, and other evidence pertaining to the cost and expenses of this contract, hereinafter called the records. For purposes of this contract the records shall include all financial records, child care records, special treatment records, and any and all books, documents and evidence connected with the provision of services covered under this contract.

E. Contractor agrees to provide Juvenile Department with a report of costs incurred in providing residential services relating to this contract on forms provided by Juvenile Department upon request.

F. Contractor agrees to maintain these records for four (4) years after final payment or until the state-approved audit has been made and all questions therefrom are resolved.

G. Dallas County Juvenile Department is responsible for closely monitoring, and will exercise reasonable care, to enforce all the terms and conditions of any grant awards used to fund the services provided for in this contract.

19.  PERSONNEL

A. The interviewing, hiring, assignment, certification, control, supervision, management, compensation, promotion, health, safety, welfare and termination of all members of the Facility's administration and staff shall be the sole responsibility of the Contractor.

B. Contractor shall ensure that staff are hired according to the credentials and qualifications described in the proposal submitted by Contractor in response to Request for Proposals No. 98-280, Exhibit B, and in compliance with requirements of TJPC and other appropriate licensing agencies.

C. Staff to youth ratios must be as described in Exhibit B and must meet or exceed TJPC regulatory requirements for each distinctive program component.

D. Contractor will be responsible for training of personnel including all training required for certification by applicable licensing agencies. Direct care staff will receive a minimum of 80 hours of pre-service training, 40 hours of in-service training during the first month of employment, and 40 hours of in-service training each year thereafter.

E. Contractor shall insure the availability of adequate and properly trained staff to serve youth based on the Implementation schedule outlined in
Section 7 of this Contract. The projected move-in date is September 1, 1998.

F. The Contractor shall maintain documentation in an agency file including but not limited to the following: proof of staff credentials, staff roster including date of hire and employment departure, and staff incidents and disciplinary action taken. Al1 current facility licenses and certifications shall also be maintained in this file.

G. Contractor shall make a good faith effort to hire culturally competent staff who reflect the ethnicity of the youth placed in the Facility. Contractor must take into consideration the ethnic diversity of youth involved in the Dallas County juvenile justice system when making hiring decisions and determining staff ratios. Contractor agrees to hire, whenever possible, bilingual staff (Spanish-speaking) that will be able to communicate with youth and families who utilize English as a second language. Contractor agrees to provide upon request documentation of good faith efforts in maintaining a culturally competent staff.

20.  LICENSING

A. Contractor is responsible for ensuring that the Facility is eligible for certification by Dallas County as suitable to house youth in compliance with the Minimum Standards for Secure Post-Adjudication Juvenile Facilities and Minimum Standards for Juvenile Detention Facilities promulgated by the Texas Juvenile Probation Commission. Contractor shall obtain such certification prior to accepting youth for placement in the Facility and shall be responsible for annual re-certification. Contractor shall also be responsible for maintaining current knowledge of Texas Juvenile Probation Commission standards and making any programmatic revisions necessary to maintain certification.

B. Contractor shall manage and supervise the Facility to remain in compliance with all applicable city, county, and state health, fire, and safety codes and ordinances.

C. Written documentation of compliance with the standards listed in Paragraphs A and B of this Section must be kept on file and posted at the program facility. Failure to comply with any of the above requirements will put Contractor in default of this Contract and may result in the disallowance of funds and the withholding of future awards and payments, or the termination of this Contract.

21.  MEDICAL AND DENTAL SERVICES

A. Juvenile Department agrees to provide each client with medical and dental examinations prior to admission to Contractor facility as required by TJPC or other Contractor licensing body. Contractor agrees to pay for subsequent periodic medical and dental examinations as required.

B. Contractor shall provide emergency, routine and urgent health care for all juveniles assigned to the facility as described in Contractor's proposal, included as Exhibit C to this Contract. Such services shall meet the requirements of appropriate TJPC standards. Such services shall also include obtaining any medications prescribed by Contractor's staff and/or contracted health care professionals.

C. Contractor will provide nursing staff that will be available on-site a minimum of eight hours a day, 5 days a week, with a total of 40 hours of on-site nursing staff per week, and on-call nursing staff available 24 hours a day seven days a week. Contractor will also provide a Physician that will be available for on-call telephone consultation for emergencies and to provide appropriate medical services to juveniles who have been triaged and referred from the daily sick call.

D. Contractor will be responsible for providing all psychological and/or psychiatric services proposed other than the initial assessment completed by Juvenile Department prior to Placement.

E. Contractor will be responsible for establishing arrangements with local hospitals to provide emergency medical services for youth. Contractor will also be responsible for transportation of youth to and from health care facilities for emergency and non emergency care.

F. Contractor will be responsible for the supervision of youth who are receiving medical services, including hospitalization.

G. Contractor shall develop and implement procedures for responding to medical and dental emergencies. These written procedures shall be submitted to Dallas County for review and approval by the Dallas County Health Authority prior to implementation.

H. Dallas County agrees to reimburse Contractor or third-party providers for the cost of any health care for juveniles assigned to the Facility that is in addition to those services described in Contractor's proposal. Such reimbursements will be made only if the following conditions are met:

     1. Contractor demonstrates that an effort has been made to obtain the services without cost to Dallas County through Medicaid, other private or public funding available to the juvenile, or the juvenile's parent(s) or guardian(s);

     2. Contractor has coordinated with the Juvenile Department to obtain health care through publicly funded sources including, but not limited to Dallas County Health Department, Parkland Hospital or Parkland satellite clinics;

     3. Contractor receives written approval for reimbursement from a member of Juvenile Department Contract Services staff prior to the services being rendered (approval is specific to each item of cost, not to an incidence of injury or illness, and must be requested each time a client is to receive services or medication);

     4. If, in Contractor's opinion, the services cannot be delayed a sufficient time to comply with 1, 2 and/or 3 above without hardship to the youth and Contractor notifies a member of Juvenile Department's Contract Services staff of the expenditures the next working day after services are provided; and

     5. Any bills approved for reimbursement are received by Juvenile Department within forty-five days of the date the service is provided with written approval attached.

I. Dallas County agrees to pay for medical or dental treatment by third-party providers for juveniles assigned to the facility who had a pre-existing medical condition, unless treatment for the pre-existing condition is part of the rehabilitation program of Contractor. The procedure outlined in Section 21, Paragraph H above must be followed in order for Contractor and/or the third party provider to receive reimbursement. Contractor agrees to collaborate with Juvenile Department in developing procedures for obtaining refills of prescriptions for routine medications to treat pre-existing conditions. Dallas County retains sole authority for determining the source of and procedures for obtaining prescription medications.

J. Dallas County may refuse reimbursement for any medical expenses resulting from injuries to a juvenile assigned to the facility resulting, as determined by Juvenile Department, from a lapse in supervision or improper physical restraint by Contractor staff.

K. Under no circumstances will Dallas County reimburse Contractor for the cost of health care provided by health care professionals employed or contracted by Contractor for the purposes of providing the health care services described in Contractor's proposal, included as Exhibit C to this Contract.

22.  LAW AND VENUE

     The terms of this Contract shall be construed in accordance with the laws of Texas and exclusive venue for any legal actions arising from this Contract shall be in Dallas County, Texas.

23.  ASSURANCES

A. Contractor agrees to establish safeguards to prohibit employees from using their positions for a purpose that constitutes or presents the appearance of personal or organizational conflict of interest, or personal gain.

B. Contractor assures no person will, on the grounds of race, creed, color, religion, handicap, national origin, gender, political affiliation or beliefs, be subjected to discrimination, excluded from or be denied the benefits of any program or activity funded in whole or in part under this contract.

C. Contractor assures that it will not transfer or assign its interest in this contract without prior written consent of Dallas County.

D. Contractor, by acceptance of funds provided under this contract agrees and ensures that personnel paid from these funds are duly licensed and/or qualified to perform the required services. Contractor further agrees and ensures that all program and/or facility licenses necessary to perform the required services are current and that Dallas County will be notified immediately if such licenses become invalid during the term of this contract.

E. Contractor assures that funds received pursuant to this contract shall in no way be used for any lobbying purposes.

F. The person or persons signing and executing this contract on behalf of Contractor, or representing themselves as signing and executing this contract on behalf of Contractor, do hereby warrant and guarantee that he, she or they have been duly authorized by Contractor to execute this contract on behalf of Contractor and to validly and legally bind Contractor to all terms, performances and provisions herein set forth.

G. Pursuant to Article 2.45 of the Business Corporation Act, Texas Civil Statutes, which prohibits Dallas County from entering into a contract with a corporation which is delinquent in paying taxes under Chapter 171, Tax Code, Contractor by executing this Contract hereby certifies that it is not delinquent in its Texas franchise tax payments, or that it is exempt from, or not subject to such a tax. A false statement concerning the corporation's franchise tax status shall constitute grounds for termination of the Contract at the sole option of Dallas County.

H. Failure to comply with any of these assurances will put Contractor in default of this contract and may result, at the sole discretion of Dallas County, in the disallowance of funds and the withholding of future awards, in addition to any other remedies permitted by law.

I. The Juvenile Department shall require Contractor to provide certification of eligibility to receive state funds as required by Texas Family Code Section 231.006.

24.  INSURANCE AND INDEMNIFICATION

A. Contractor agrees it will protect, defend, indemnify and hold harmless Dallas County and all officers, agents, employees, and representatives from and against any and all claims, demands, causes, actions, damages, judgments, loss and expenses, including attorney's fees, of whatsoever nature, character, or description that any person or entity has or may have arising from or on account of any injuries or damages (including but not restricted to death) received or sustained by any person, persons, or property, on account of, arising out of, or in connection with the performance of the work, including without limiting the generality of the forgoing, any negligent act or omission of the Contractor or any agent, servant, employee or sub-contractor of the Contractor in the execution of performance of this Contract. Contractor further agrees to protect, indemnify and hold harmless Dallas County against and from any and all claims and against and from any and all loss, cost, damage, judgments or expenses, including attorney's fees arising out of the breach of any of the requirements and provisions of this contract or any failure of Contractor, its employees, officers, agents, contractors, invitees, or assigns in any respect to comply with and perform all the requirements and provisions hereof.

B. Contractor also agrees to purchase and maintain insurance coverage for operation of the Facility as follows:

     1. Liability Insurance. Contractor shall, at all times during the term and at its own expense, keep in full force and effect comprehensive general liability insurance with "personal injury" coverage; commercial or business auto liability coverage; and contractual liability coverage, with minimum limits of $5,000,000.00 on account of bodily injuries to, or death of one person and an aggregate of TEN MILLION AND NO/100 DOLLARS ($10,000,000) for any one occurrence.

     2. Workers' Compensation Insurance. Contractor shall, at all times during the term of this Contract and at its own expense provide and keep in full force and effect a policy of workers' compensation insurance for coverage in Texas with an Employer's liability limit of:

          Bodily Injury by accident - $500,000.00 each employee
          Bodily Injury by disease - $500,000.00 policy limit
          Bodily Injury by disease - $500,000.00 each employee

     3. The Juvenile Board of Dallas County and Dallas County shall be named as additional insured on such policies.

C. The insurance policies required under this Section shall not be modified or canceled except upon 30 days written notice to Dallas County and the Juvenile Board.

D. Contractor shall provide to the Juvenile Department insurance certificates evidencing the required policies have been obtained prior to the receipt of any funds under this Contract.

25.  SUBCONTRACTING

     Contractor may enter into subcontracts for the provision of services to youth and their families only with the prior written consent of Dallas County, which consent shall not be unreasonably withheld. Contractor shall provide Dallas County with a copy of all subcontracts. Subcontracts entered into by Contractor will be in writing and subject to the requirements of this contract, and shall not relieve Contractor of any requirement, duty, obligation or liability under this contract.
Contractor agrees that it will be responsible to Dallas County for the performance of any subcontractor. The costs of all subcontracted services are included in the fees outlined in Section 5 of this Contract, unless otherwise specifically stated in this contract. In selecting subcontractors, Contractor shall ensure that existing community based organizations and certified minority and women business enterprises are utilized to the fullest extent possible, and as detailed in Contractor's proposal (Exhibit B).

26.  GENERAL PROVISIONS

     Requirements of the State of Texas Uniform Grant and Contract Management Standards are adopted as part of this contract, including the contract provision as in Attachment 0, Item 14, of the above standards. Juvenile Department shall provide Contractor with a copy of the State of Texas Uniform Grant and Contract Management Standards prior to referrals being made. Juvenile Department shall keep all project records and all records shall be preserved for four (4) years for inspection by Criminal Justice Division, or any state or federal agency authorized to inspect the same.

27.  EQUAL OPPORTUNITY

     Services shall be provided by Contractor in compliance with the Civil Rights Act of 1964. Contractor will not discriminate against any employee, applicant for employment, or client because of race, religion, color, gender, national origin, age or handicapped condition.

     Contractor will take affirmative action to ensure that qualified applicants are employed, and that employees are treated during employment without regard to race, religion, color, gender, national origin, age or handicapped condition.

28.  OFFICIALS NOT TO BENEFIT

     No officer, member or employee of the Juvenile Department and no member of its governing body and no other public officials of the governing body of the locality or localities in which the project is situated or being carried out who exercise any functions or responsibilities in the review or approval of the undertaking or carrying out of this project, shall participate in any decision relating to this contract which affects personal interest or have any personal or pecuniary interest, direct or indirect, in this contract or the process thereof.

29.  AMENDMENTS

     This contract may be amended during the term of the contract, and any such amendments will be in writing and duly executed by the parties hereto.

30.  TERMINATION

A. Dallas County may terminate this Contract without cause by providing ninety (90) days written notice of intention to terminate to the Contractor.

B. Dallas County may immediately terminate this contract for cause without notice based upon the following:

     1. Failure of Contractor to have the facility in operation and ready to accept youths 30 days after Contractor receives written notice of the move-in date.

     2. Failure of Contractor to maintain in effect the insurance policies required by Section 24 of this Contract.

     3. Substantiated physical or sexual abuse of youths by employees, agents or subcontractors of Contractor which, when investigated, reveal negligent acts or omissions by the Contractor.

     4. This contract may automatically terminate pursuant to the provisions of Section 5.P of this Contract.

C.   Each of the following shall constitute an Event of Default by the
Contractor:

     1. A material failure to keep, observe, perform, meet, or comply with any covenant, agreement, term, or provision of this Contract which is the duty of the Contractor hereunder, which failure continues for a period of thirty (30) days after the Contractor has been provided written notice thereof;

     2. A material failure to meet or comply with any Court order; the standards, rules and regulations of TJPC, TCADA, or any federal or State requirement or law; which failure continues for a period of thirty (30) days after written notice thereof to the Contractor, except with regard to material breaches that create a safety or security hazard, which shall be an immediate event of default, only seventy-two (72) hours notice and the opportunity to cure shall be required, subject to immediate action if the delay of 72 hours creates a further danger to the safety, health or welfare of the Clients;

     3. The Contractor shall (a) admit in writing its inability to pay its debts; (b) make a general assignment for the benefit of creditors; (c) suffer a decree or order appointing a receiver or trustee for it or substantially all of its property to be entered and, if entered without its consent, not to be stayed or discharged within sixty (60) days; (d) suffer proceedings under any law relating to bankruptcy, insolvency, or the reorganization or relief of debtors instituted by or against it and, if contested by it, not to be dismissed or stayed within sixty (60) days; or (e) suffer any judgment, writ of attachment or execution, or any similar process to be issued or levied against a substantial part of its property which is not released, stayed, bonded, or vacated within sixty (60) days after issue or levy, and any of these events has caused or threatens to adversely affect or interrupt the continued operation of the Facility in full compliance with all conditions of this Contract.

     4. The discovery by Dallas County that any material statement, representation, or warranty herein or provided in materials or made in support of the award of this Contract to the Contractor is false, misleading, or erroneous in a material respect; or

     5. Chronic failure of the Contractor to timely pay trade creditors, payroll and other operational expenses which is not corrected or remedied within thirty (30) days written notice from Dallas County.

D.   Upon the occurrence of an Event of Default of the type specified in
C. 1 or C. 2 and if the Contractor reasonably believes: (a) that such Event of Default cannot be cured within the thirty (30) days allowed to cure such Event of Default, and (b) that such Event of Default can be cured, through a diligent, on-going and conscientious effort on the part of the Contractor, the Contractor may, within the thirty day cure period, submit a plan for curing the Event of Default to Dallas County (which plan shall show in detail the means the Contractor proposes to cure the event of Default).
Upon receipt of any such plan for curing an Event of Default, Dallas
County shall promptly review such plan and, at its discretion, allow or disallow the Contractor to pursue such plan. If Dallas County allows the Contractor to pursue the plan, Dallas County agrees that it will not exercise its remedies hereunder with respect to such Event of Default providing the contractor diligently, conscientiously and timely undertakes to cure the Event of Default in accordance with the approved plan. If
Dallas County does not allow an extension of the cure period, the thirty day time period shall be tolled during the period of time the plan is pending before Dallas County.

E. Upon the occurrence of an Event of Default by the Contractor, Dallas County shall have the right to pursue any remedy it may have at law or equity, including but not limited to; (a) reducing its claim to a judgment;
(b) taking action to cure the Event of Default, in which case Dallas County may offset against any payments owed to the contractor all reasonable costs incurred by Dallas County in connection with its efforts to cure such Event of Default; (c) recovery of its reasonable attorneys fees and costs from Contractor; and (d) termination of this Contract and removal of the

Contractor as the operator of the Facility and the offsetting against any payments owed to the Contractor by Dallas County of any reasonable amounts expended by Dallas County to cure the Event of Default. In the event of the Contractor's removal as operator due to an Event of Default, Dallas County shall have no further obligation to the Contractor after such removal and the Contractor agrees to comply with Section 30.F hereof and to cooperate with Dallas County during the transition of the Facility.

F. Notwithstanding anything to the contrary herein, in the event any bankruptcy, reorganization, debt arrangement, moratorium, proceeding under any bankruptcy or insolvency law, or dissolution or liquidation proceeding, is instituted by or against contractor and, if instituted against Contractor, is consented to or acquiesced in by Contractor or is not dismissed within sixty (60) calendar days, this Contract shall be immediately terminated and canceled, and Dallas County shall promptly assume responsibility for the operation, management and supervision of the Facility. In the event this Contract is canceled pursuant to the terms of this section, Contractor agrees that Dallas County may take control and ownership of all the property, materials, supplies and records within the Facility. Further, Dallas County may, at its discretion, employ or contract for personal services with any, or all employees, agents or employees of Contractor at the Facility. In such event, Contractor shall have no claim, and hereby expressly waives all claims for compensation and payment for such property, materials, supplies, and records and/or regarding such employees.

G. Any notice, demand, or request to be given under this Contract shall be deemed to have been given if reduced to writing and delivered in person or mailed by overnight or Registered Mail, postage pre-paid, to the party who is to receive such notice, demand or request at the addresses set forth below. Such notice, demand or request shall be deemed to have been given three (3) days subsequent to the date it was so delivered or mailed.

     DALLAS COUNTY AND                      CORRECTIONAL SERVICES
     DALLAS COUNTY                          CORPORATION
     JUVENILE BOARD

     Michael K. Griffths, Director          James F. Slattery,
     Dallas County Juvenile Department      President and CEO
     2600 Lone Star Drive                   1819 Main Street
     Dallas, Texas 75212                    Suite 1000
                                            Sarasota, Florida 34236

31.  SEVERABILITY

     If any provision of this contract is construed to be illegal, invalid or unenforceable, this will not affect the legality or validity of any of the other provisions hereof. The illegal, invalid or unenforceable provision will be deemed stricken and deleted herefrom, but all other provisions will continue and be given effect as if the illegal, invalid or unenforceable provision had never-been incorporated herein.

32.  EXHIBITS INCORPORATED

     By this reference, Exhibits A, B, C and D are incorporated into this Contract as if fully set forth herein.

33.  ACCEPTANCES

     By their signatures below, the representative of Dallas County, and Contractor executing this Contract represent that they are duly authorized to execute the Contract on behalf of their Party and to validly bind their Party to all terms, conditions, performances and provisions set forth herein.

Executed this 26th day of August, 1998.

FOR:  CORRECTIONAL SERVICES             FOR:  DALLAS COUNTY AND THE
      CORPORATION                       DALLAS COUNTY JUVENILE BOARD


      /s/ James F. Slattery             /s/ Lee F. Jackson
      President an CEO                  Dallas County Judge and
                                        Chairman of Dallas County
                                        Juvenile Board

      Date:  8/26/98                    Date:  8/18/98


Approved as to form:      /s/ John B. Dahill
                          District Attorney

                                COURT ORDER


ORDER NO: 98 1700
DATE: SEP 1, 1998

STATE OF TEXAS
COUNTY OF DALLAS

BE IT REMEMBERED, at a regular meeting of the Commissioners Court of Dallas County, Texas, held on the 1st day of September, 1998, on motion made by Michael Cantrell, Commissioner of District No. 2, and seconded by Jim Jackson, Commissioner of District No. 1,the following order was adopted:

WHEREAS, this matter was briefed to the Commissioners Court on August 25, 1998; and

WHEREAS, the Dallas County Commissioners Court and the Dallas County Juvenile Board entered into a contract with the Correctional Services Corporation, for the operation and programming of a 96-Bed Secure Facility located at 4639 Harry Hines, Dallas, Texas; and

WHEREAS, the contract is to begin on date of execution and end September 30, 1999, with the option for two additional twelve month periods under the same terms and conditions; and

WHEREAS, under the terms of the contract Dallas County is required to provide a facility to be located at the Old Juvenile Detention Facility, 4639 Harry Hines, Dallas, Texas; and

WHEREAS, the facility consists of 51,460 square feet of building space; and

WHEREAS, CSC will share the premises with Dallas Challenge consisting of 1,321 square feet of building space; and

WHEREAS, CSC will be responsible for providing services for the operation and programming of a 96-Bed facility; and

WHEREAS, CSC will manage, supervise and operate the facility and receive, supervise and care for each juvenile that is assigned to or enrolled in the facility by a Court of competent jurisdiction; and

WHEREAS, Dallas County is responsible for the staff, maintenance of the building, utilities, operating expense including electricity, natural gas, water, sewage, trash collection and local telephone services; and

WHEREAS, the Assistant Director of Facilities Management, and the Director of Juvenile and the Assistant District Attorney, Civil Section have reviewed the terms of the License/Shared Use Agreement and concur.

IT IS THEREFORE ORDERED, ADJUDGED AND DECREED by the Commissioners Court of Dallas County, Texas that the County Judge is hereby authorized to execute a License/Shared Use Agreement with the Correctional Services Corporation for approximately 51,460 square feet of building space of which 1,321 square feet of space is shared with Dallas Challenge for use as a 96-Bed Secure Facility located at the Old Juvenile Detention Center, at 4639 Harry Hines, Dallas, Texas, beginning September 1, 1998, ending upon the expiration or termination of the contract with the CSC for operation of the facility, with Dallas County providing maintenance staff, maintenance, utility operating services to include electricity, natural gas, water, sewage, pest control, trash collection and local telephone service.

DONE IN OPEN COURT this the 1st day of September, 1998.

By:  Lee F. Jackson     By:  Jim Jackson                By:  Mike Cantrell
     County Judge            Commissioner District #1   Commissioner District #2

          By:  John Wiley Pride              By:  Kenneth A. Mayfield
               Commissioner District #3           Commissioner District #4

                      Recommended by:  Dan Savage
                                       Assistant Administrator for Operations

                                    CONTRACT

                                   EXHIBIT "C"


              SUBJECT TO DALLAS COUNTY COMMISSIONERS' COURT APPROVAL


                           LICENSE/SHARED USE AGREEMENT


                      DALLAS COUNTY JUVENILE DETENTION CENTER
                                 4639 HARRY HINES


                   DALLAS COUNTY, TEXAS AND THE DALLAS COUNTY
                             JUVENILE BOARD (DCJB)


                                      and


                        CORRECTIONAL SERVICES CORPORATION
                                     (CSC)

                              DATE: SEPTEMBER 1998

                           LICENSE/SHARED USE AGREEMENT

This Agreement is entered into to be effective the 1st day of September, 1998, between Dallas County, Texas, (County), the Dallas County Juvenile Board (DCJB), and Correctional Services Corporation, hereinafter referred to as ("CSC").

                                     RECITALS:

WHEREAS, pursuant to Dallas County Request for Proposals No. 98-280, CSC, Dallas County and Dallas County Juvenile Board have entered into a Contract that will provide services for Dallas County and Dallas County Juvenile Board for the purpose of operation and programming of the 96-Bed Secure Facility, to select the operator for the 96-Bed Secure Facility that will be operated in the Juvenile Detention Center located at 4639 Harry Hines, Dallas, Texas, forty four
(44) beds to be used for operations of a post adjudication program that will serve as a "last chance" for juveniles who commit technical violations of their probation and a maximum of fifty two (52) beds to be used as a detention center for youth(s) with court cases pending, (hereinafter the "Contract"); and

WHEREAS, County has agreed to furnish the real and personal property as described in the Request for Proposal 98-280 and the Contract for the use of Correctional Services Corporation for the limited purpose of operation and programming the Dallas County 96-Bed Secure Facility (hereinafter referred to as "Facility", to be located on the campus of the Dallas County Juvenile Detention Center, 4639 Harry Hines, Dallas, Texas); and

WHEREAS, the Dallas County Juvenile Department(hereinafter referred to as "Juvenile Department") will serve as the designated County agency to oversee and manage operations on behalf of Dallas County; and

WHEREAS, the Dallas County Commissioners Court has agreed to license the Facility located at the Dallas County Juvenile Detention Center as requested by CSC and DCJB.

NOW THEREFORE, subject to the mutual agreed terms, conditions, covenants and warranties contained herein and conditioned upon strict compliance therewith, County does hereby grant a license to CSC, including the right for CSC to permit the use of the property by its agents, employees, invites, licensees and assigned Juveniles and CSC does hereby take such License from County, on and subject to the terms and conditions set forth, for the hereinafter described property as follows:

                                      I.
                                BASIC TERMS

(A) Definitions:
    -----------

"County" means Dallas County acting through the Dallas County Commissioners Court. As used in this License only, it does not include the Dallas County Juvenile Board.

"CSC" means Correctional Services Corporation, and their officers, agents, employees, invites, licensees, Juveniles, or visitors.

"DC" means Dallas Challenge, Inc. and their officers, agents, employees, invitees, licenses, juveniles or visitors.

"DCJB" means the Dallas County Juvenile Board, its officers, department heads, employees, invitees, contractors, sub-contracts and vendors.

"Essential Services" means heating, ventilating, air conditioning, and furnishing of water, and utility connections reasonably necessary for occupancy of the Premises for the use stated herein.

"Operating Expenses" means all expenses that County shall reasonably pay in connection with the ownership, and maintenance of the building;

"Premises" means approximately 51,460 square feet of building, more or less, and land area within the security fencing, including such fencing, and the outside paved recreational area, known as the Dallas County 96-Bed Secure Facility located at the County Juvenile Detention Center, 4639 Harry Hines, City of Dallas, Texas, as more specifically described in Exhibit "A" and as located on Exhibit "B", both of which are attached hereto and incorporated herein by reference as if fully reproduced herein, which area includes the Shared Premises.

"Premises Common Area" means that portion of the Juvenile Detention Center located at 4639 Harry Hines, City of Dallas, Texas, intended for the common use of CSC, DC and their officers, employees, agents, invitees, contractors and subcontractors including among other facilities the parking areas, invitees, contractors and subcontractors including among other facilities the parking areas, private streets and alleys, landscaping, curbs, loading area, sidewalks, lighting facilities, drinking fountains, and the like, but excluding (1) streets and alleys maintained by the City of Dallas, (2) any area not owned by the County or leased or licensed by the County to any other person or entity, excluding the Shared Premises, or (3) areas where access is restricted by the County including but not limited to, all maintenance equipment and facilities, jail, detention or other secure facilities, excluding those licensed to CSC herein, telephone, computer or financial areas, or any other area designated by County as an employee only or restricted access or security area.

"Juveniles" shall mean those persons delivered into the possession and control of CSC for placement in the 96-Bed Facility.

"Facility Operation Hours" means twenty four (24) hours per day, seven (7) days per week.

"Shares Premises" means the approximately 1,321 square feet of the building more or less, located in the Juvenile Detention Center, 4639 Harry Hines, Dallas, Texas, as more particularly described in Exhibit "A" and as located as shown on Exhibit "C", both attached hereto and incorporated by reference as if fully reproduced herein word for word, which is shared by DC, County and CSC, and their assigns, licensees, agents, officers, employees, representatives, invitees, contractor and subcontractors, being one and the same as the Common Area described in the Contract of which this is attachment "C".

"Facility" means the Premises, including the Shared Premises and Premises Common Area.

(B) Address of County:
    -----------------

Dallas County Facilities Management Department
600 Commerce Street                                  Phone - (214)653-6776
9th Floor                                              Fax - (214)653-6822
Dallas, Texas 75202

or other such address as may from time to time be designated by County in writing.

(C) Address of CSC:
    --------------

Correctional Services Corporation
James F. Slattery
1819 Main Street
Suite 1000
Sarasota, Florida 34236

or other such address as may from time to time be designated by CSC in writing.

                                          II.
                                       LICENSE

(A) Subject to the mutual agreed terms, conditions, covenants and warranties contained herein and conditioned upon strict compliance and conditioned therewith and the joint utilization of the Shared Premises by CSC and DC, the County hereby grants a license to CSC to enter and use the Facility for the sole purpose of operating and programming the 96-Bed Secure Facility as described in Request for Proposals No. 98-280, and as described in the Contract with the County and DCJB for providing those services, each of which are incorporated herein as if fully reproduced word for word (hereinafter the "Permitted Use"). It is agreed by all parties that the provisions of the Contract supersede the provisions of the Request for Proposals No. 98-280 (Exhibit A to the Contract) and Contractor's proposal (Exhibit B to the Contract), to the extent that there is conflict between provisions of the documents.

(B) CSC is hereby granted, delegated and assigned the right to, and CSC hereby agrees to independently manage, supervise and operate the Facility and is solely responsible to receive, supervise and care for each Juvenile that is assigned to and enrolled in the Facility by a Court of competent jurisdiction pursuant to applicable law.

(C) This License shall permit the use of the Facility by CSC 24 hours a day, 365 days a year, until such right is terminated as hereinafter provided.

                                        III.
                                LICENSE DURATION

The right of CSC to use the Facility shall, after execution of this agreement by all parties, commence on the date specified in the Contract (the "Commencement Date") and shall terminate, without further action or notice, upon the termination of the Contract between CSC, County and DCJB and any renewal or extension there of, for the services for which the Permitted Use is being granted, unless terminated earlier as provided in the RFP, the Contract or herein.

                                       IV.
                               SECURITY DEPOSIT

CSC will deposit with the County Treasurer's Office a Security Deposit in the amount of $10,000.00 in the form of a cashier's check or a performance bond. Upon termination of this license and if the Facility and County personally is surrendered to County in strict accordance with Paragraph XVIII (SURRENDER OF REAL AND PERSONAL PROPERTY) the security deposit shall be returned to CSC or notification will be given to the Bonding Company that the terms and conditions of such bond have been complied with. If, in the sole determination of County, the Facility and/or personally has not been surrendered in accordance with Paragraph XVIII, County shall notify CSC of the cost required to restore the Facility and the personally except for ordinary wear and tear, to good order, condition and repair any damage. CSC agrees to pay to County such cost within ten (10) days of the deposit of notice of such cost into the U. S. Mail, certified or registered, return receipt requested. In the event that County has not received payment in full by 4:00 P.M. on the tenth (l0th) day after such notice is deposited in the U. S. Mail, County is hereby authorized by CSC to apply all or any part of the security deposit held by the County in payment of all or a portion of said cost. In the event that the cost is less than the amount of the security deposit, the remainder will be returned to CSC. In the event that the cost is more than the security deposit County shall bill CSC for the difference, such amount CSC agrees to pay upon receipt of such billing.

In the event that CSC has supplied a performance bond in lieu of a cash security deposit, failure of CSC to timely pay the cost as billed to CSC by County shall be an act of default and such default shall comply with any and all provisions of the performance bond to permit County to make a valid claim on such bond.

                                      V.
                               USE OF PREMISES

(A)  Specific Use.
    ------------

     (1) Premises. The Premises shall be occupied and used exclusively for the Permitted Use of implementing and operating the Dallas County 96-Bed Secure Residential Facility and shall not be used for any other purposes.

     (2) Premises Common Area. With respect to the Premises Common Area, CSC agrees that (1) County may from time to time designate specific areas for parking of motor vehicles, limited to automobiles land light trucks (pick up trucks and vans) owned by CSC, its employees, or invitees; (2) CSC, and its employees agents, representatives, invitees, contractors and subcontractors shall not interfere with or permit the interference with the right of other persons to use the Premises Common Area; (3) County, at its sole discretion, may temporarily close any part of the Premises Common Areas as may be necessary for maintenance, repairs or alterations; (4) the roof(s) of the building(s) are specifically not included in the common or other area and access thereto by CSC and its employees, invitees, agents, representatives, contractors and subcontractors is prohibited.

     (3)  Shared Premises and Use.

          (a) CSC understands and agrees that County will enter into a License/Shared Use Agreement with DC for the operation of a Truancy and Class C Enforcement Center (the "Center") and will share the use of the Shared Premises with CSC.

          (b) CSC and its employees, invitees, agents, representatives, contractors and subcontractors shall have the non-exclusive right to use the Shared Premises Common Area (specifically excluding the roof or roofs) as constituted from time to time, such use to be in common with DC, the County, its Department heads, officers, employees, invitees, agents, representatives, contractors and subcontractors, lessee(s), licensee(s) and assignees subject to such reasonable rules and regulations governing use as County from time to time may prescribe.

         (c) DC shall have the non-exclusive right and joint use of the areas of the Shared Premises and Common Area licensed to DC by County from 8:00 A.M. to 6:00 P.M. or until completion of any court or magistrate proceeding, Monday through Friday of each Week as follows to be used by DC for the following purposes:

            (1) visitors entrance, to be ;used by DC for families to enter the Shared Premises;
            (2) visitation waiting areas, to be used by DC for use by families waiting for interviews with Center staff and for court hearings;
            (3) visitation rooms, to be used by DC for Center staff to use when interviewing juveniles and families;
            (4) police entrance, to be used by DC for law enforcement officials transporting youth for processing by Center staff;
            (5) secure holding rooms, to be used by DC for housing youth pending processing by Center staff;
            (6) court room, to be used by DC for court proceedings; and
            (7) the police entrance control room, to be used by DC for office space for Center staff responsible for providing entrance to the Shared Premises by law enforcement officials transporting juveniles for processing by Center staff.

          All other uses and times are for the non-exclusive use of CSC.

         (d) CSC agrees to timely furnish all schedules for the use of the Shared Premises to DC and to fully co-operate with DC to allow for maximum utilization of the Shared Premises and to prevent the disruption of any Court or Magistrate proceedings. In the event of a conflict regarding the use of the Share Premises that cannot be settled by mutual agreement of the parties utilizing the Share Premises, such conflict shall be submitted to County for resolution with such determination by County to be final.

         (e) CSC shall have control of the security of the Shared Premises. DC, its officers and employees, shall comply with and shall require that its agents, representatives, invitees, contractors, subcontractor, licensee(s) and assignees, if any, comply with any and all rules and regulations as may be promulgated by CSC, or the County, its Department heads, officers, employees, agents, representatives, invitees, contractors, subcontractors, licensee(s) and assignees.

         (f) DC shall provide a staff person to monitor the police entrance and provide access to the Shared Premises for law enforcement officials transporting Juveniles referred to the Center.

         (g) CSC shall develop and furnish such rules and regulations that are required to maintain the security of the Shared Premises for the joint non-exclusive use by both CSC and DC. Such rules shall not interfere with, prevent or restrict the operation of the Truancy and Class C Enforcement Center and/or court or magistrate proceedings more than is required to maintain a secure Facility. DC has agreed to conduct Center operations in the Shared Premises in a manner that maintains the strict security of, and does not interfere with, operations of the secure juvenile facility by Dallas County, its contractors, including but not limited to Correctional Services Corporation, licensee(s), assignees, and/or its designee(s). Further, DC agrees to follow all rules and regulations of County, including but not limited to those shown in Exhibit "C", which is incorporated herein as if fully reproduced, word for word its Department heads, officers, employees, agents, representatives, invitees, contractors, including but not limited to Correctional Services Corporation, subcontractors, licensee(s) and assignees, regarding security of the Shared Premises, including but not limited to, access, assignment of keys, checking of or for weapons, and persons allowed into and out of the Shared Premises. In this regard DC has agreed that DC will provide adequate supervision of Juveniles held in both secure and non-secure areas of the Shared Premises and provide adequate supervision of families entering the Shared Premises for interviews and court proceedings.


(B)    Covenants Regarding Use.
       -----------------------

County and CSC agree that the use of the Facilities is conditioned upon strict compliance with the terms and conditions of the RFP, the Contract and this License. Failure to comply with such provisions shall, at the election of County, be a breach of the Contract and County shall have the right, but not the obligation, of termination of the Contract between the Parties. Failure of County to enforce or require compliance with any occurrence or failure of CSC to comply with such provisions shall not operate or be construed as a waiver of any future occurrence.

In connection with its use of the Facility, CSC covenants and agrees to do the following:

     (1) CSC shall use the Facility only for the Permitted Use and shall conduct its business thereon in a safe, careful, reputable and lawful manner and shall keep and maintain the Facility and all County personally in as good a condition as they were when CSC first took possession thereof other than normal wear and tear.

     (2) CSC shall not commit, nor allow to be committed, in, on or about the Facility any act of civil disturbance or riot, harassment of any nature, or any action or conduct actionable in State or Federal civil or criminal law; any act of waste including any act which might deface, damage or destroy the Facility or any part thereof; use or permit to be used on the Facility any equipment or other thing which might cause injury to person or property or increase the danger of fire or other casualty in, on or about the Facility; permit any objectionable or offensive noise or odors to be emitted from the Facility; or do anything, or permit anything to be done, except for ordinary wear and tear, which would, in County's opinion, disturb or tend to disturb County.

     (3) Throughout the term of this License, CSC shall prevent the presence, use, generation, release, discharge, storage, disposal, or transportation of any Hazardous Materials (as hereinafter defined) on, under, in, above, to, or from the Facility, other than in strict compliance with all applicable federal, state, and local laws, rules, regulations, and orders. For purposes of this provision, the term "Hazardous Materials" shall mean and refer to any wastes, materials, or other substances which require special handling or treatment, under any applicable local, state, or federal law, rule, regulation, or order.

CSC covenants and agrees that it will cause to be abated or shall abate, at no cost to County, any nuisances, health, environmental or safety dangers and shall remediate or cause to be remediated all materials that may be in violation of any laws pertaining to health or the environment, including without limitation, the Comprehensive Environmental Response Compensation and Liability Act (CERCLA), the Resource Conservation and Recovery Act (RCRA), the Texas Water Code and the Texas Solid Waste Disposal Act, all as amended, caused by the presence, use, generation, release, discharge, storage, disposal, or transportation of any material by or at the direction of CSC.

     (4) CSC shall not overload the floors of the Premises beyond their designed weight-bearing capacity. County reserves the right, but no obligation, to direct the positioning of all heavy equipment, furniture, fixtures which CSC desires to place in the Premises so as to properly distribute the weight thereof, and to require the removal of any equipment or furniture which exceeds the weight limit specified by County.

     (5) CSC shall not use the Facility, nor allow the Facility to be used for any purpose, or in any manner which would, in County's sole opinion, increase the risk of damage, partial destruction or destruction of the Facility, or any portion thereof, invalidate any policy of insurance now or hereafter carried on the Facility or increase the rate of premiums payable on any such insurance policy. Should CSC fail to comply with this covenant, County may, at its option, require CSC to stop engaging in such activity. Failure to comply with such requirement constitutes a breach of this License and County may terminate this License if such requirement is not met after thirty (30) days written notice to CSC from County.

     (6) CSC shall operate and manage the facility in such a manner to provide a clean, safe and sanitary Facility and shall maintain sufficient discipline and control of the Juveniles to prevent any injury (including death) to any person or damage to the real or personal property of County by the Juveniles, Juveniles' family, or other invitees.

     (7) CSC will comply with all County Policies regarding the use of County buildings, including but not limited to the Rules and Regulation attached hereto as Exhibit "C", incorporated herein as if fully reproduced, word for word.

     (8) CSC shall give immediate oral notice to County Facilities Department, confirmed by Fax or written notice immediately, of any failure or problem with any security or fire device or system, any failure or problems with any utility or sewer, dumpster capacity or pick up schedule, vandalism or other damage to or destruction of the Facility, or any portion thereof, or personal property of County, any injury to or death of any person, or any litigation or claim by any party involving CSC, and the Facility, County or DCJB.

     (9) In the event of any fire or police emergency, CSC shall first notify the appropriate emergency response agency (911) and immediately thereafter shall orally notify County of such occurrence and immediately confirm such notice by Fax.

(C) Compliance with Laws.
    --------------------

    CSC shall comply with all laws, statutes, ordinances, rules, regulations and orders of any federal, state, county, municipal or other government agency thereof having jurisdiction over and relating to the use of the facility, janitorial and custodial care, maintenance, condition or occupancy of the Facility, inclusive of all fire, emergency, environmental, health, safety and any construction. CSC shall not be responsible for or required to make structural repairs to the Facility unless such repairs are the result of CSC's particular use of the Facility, CSC's intentional acts or negligence or Juvenile's intentional acts or negligence while in the care, custody and control of CSC.

(D) Compliance with Zoning.
    ----------------------

It being understood that applicable zoning ordinances and regulations are of public record and that CSC knows the character of its operation on the Premises, CSC shall have sole responsibility for its compliance therewith, and CSC's inability to comply shall not be cause for CSC to terminate this License.

(E) Parking.
    -------

CSC shall have the right to park employee and private passenger vehicles on the parking lot during business hours. No vehicle will be abandoned on the Facility. Sufficient parking will be designated to comply with the American with Disabilities Act and to provide sufficient parking for guests and visitors.

                                       VI.
                      UTILITIES AND OTHER BUILDING SERVICES

(A)  Services to be provided.
    -----------------------

    (1) Services to be provided by the County. County shall furnish CSC with the following utilities and other building services in an amount considered by County to be reasonably necessary for CSC's comfortable use and occupancy of the Premises or as may be required by law or directed by governmental authority:

         (a) Essential Services;
         (b) Electricity, water and lighting for operating business machines and equipment in the Premises;
         (c) Water for lavatory and drinking purposes;
         (d) The washing of exterior windows at intervals established by County;
         (e) Repair and maintenance of the Premises and such personalty or fixtures as provided by County to CSC, including, but not limited to, kitchen and other food preparation and serving equipment furnished by County, heating and air conditioning systems, and utility and sewer facilities supporting the Premises;
         (f) Dumpster facilities for trash collection;

         (g) Sewage system
         (h) Installation of Telephone System and instruments and payment of Phone expense for Local (Non-Long Distance) Telephone Service;
         (i) Assign adequate staff, and/or contracted services to the Facility to meet maintenance needs; and
         (j) Provide and maintain security and fire alarm systems at County's expense.

    (2)  Services to be provided by CSC at its sole cost and expense.

         (a) Janitorial and custodial care of the Facility;
         (b) Responsible for all expenses for long-distance telephone services;
         (c) Repair of all damages to County's property, real or personal, caused by CSC or its agents, employees, contractors, subcontractors, licensees, invitees or by Juveniles while in the care, custody, and control of CSC;
         (d) Disposal of all trash and garbage from the Facility by placing same in the dumpster provided by County. All wet garbage shall be transported in water tight containers without leakage or spill onto the Facility or within the Premises. In the event of any leakage or spill same shall be immediately cleaned up. All garbage resulting from the preparation or serving of meals will be placed in the dumpster within three (3) hours of the completion of any meal. All trash shall be deposited into the dumpster daily. No trash or garbage, not contained within the dumpster, will remain on the Facility or within the Premises overnight. It the event that the dumpster facility is not adequate to contain the trash and garbage for the period between the time the dumpster is emptied, CSC shall notify County Facilities Management, orally and confirm such notice in writing within two (2) days; and
         (e) Notifying Dallas County of maintenance concerns.

(B) Additional Services. If CSC requests any other utilities or building services in addition to those identified above or any of the above utilities or Facility services in frequency, scope, quality or quantities greater than that which County determines are normally required, County at its sole discretion will determine if it will furnish CSC with such additional utilities or Facility services. In the event County is able to and does furnish such additional utilities or Facility services, the cost thereof shall be borne by CSC, who shall reimburse County monthly for the same as provided in Paragraph VI (D) (Payment for Utilities and Services) hereof. If CSC requests or installs any lights, machines or equipment (including but not limited to computers), permission for which CSC shall request in writing prior to installation, that materially affect the temperature otherwise maintained by the Premises' air conditioning system or generate substantially more heat in the Premises than that which would normally be generated by the lights, business machines and equipment typically used in the Premises, County shall have the right to install any machinery or equipment which County considers reasonably necessary in order to restore the temperature balance in the Premises, including that which modifies the air conditioning system. County shall notify CSC in writing of such need prior to County's installation of equipment that may materially affect the temperature for equipment or HVAC upgrade and CSC shall agree to such changes prior to installation of same.

All costs expended by County to install any such machinery and equipment and any additional cost of operation and maintenance occasioned thereby shall be borne by CSC, who shall reimburse County for the same as provided in Paragraph VI (D) hereof. All such items become the property of County after installation and acceptance. All warranties, if any, shall be issued in the name of the County for its use and benefit. CSC shall not install nor connect any electrical machinery or equipment other than the business machines and equipment typically used for general office use by CSC in office buildings comparable to the Premises, nor any water cooled machinery or equipment without County's prior written consent. If County determines that the machinery or equipment to be so installed or connected exceeds the designed load capacity of the Premises' electrical system or is in any way incompatible therewith or will materially affect utility costs, County shall have the right, as a condition to granting this consent, to make such modifications to any utility system or other parts of the Premises, or to require CSC to make such modification to the equipment to be installed or connected. The cost of any such metering or modifications shall be borne by CSC, who shall reimburse County for the same (or any portion thereof paid by County) as provided in Paragraph VI (D) hereof.

(C) Interruption of Services. CSC understands, acknowledges and agrees that any one or more of the utilities or other services may be interrupted by reason of accident, emergency or other causes beyond County's control, or may be discontinued or diminished temporarily by County or other persons until certain repairs, alterations or improvements can be made; that County does not represent or warrant the uninterrupted availability of such utilities or services; and that any such interruption shall not be deemed as an eviction or disturbance of CSC's right to possession, occupancy and use of the Facility or any part thereof, or render County liable to CSC in damages, or relieve CSC from the obligation to comply with the terms and conditions of RFP 98-280, the Contract between CSC, County and DCJB or perform its covenants under this License.

(D) Payment for Utilities and Services. The cost of additional utilities and other services furnished by County at the request of CSC or as a result of CSC activities as provided in Paragraph VI (B)(Additional Services) hereof shall be paid by CSC, who shall be separately billed thereof and who shall reimburse and pay County monthly for the same.

                                      VII.
                                   POSSESSION

Possession. Possession of the Property shall be in accordance with the Contract Section 6 (Facility) Paragraphs (B) and (C).

                                      VIII.
          REPAIRS, MAINTENANCE, ALTERATIONS, IMPROVEMENTS AND FIXTURES

(A) Repair and Maintenance of Premises. County shall keep and maintain in good order, condition and repair the roof, exterior and interior load-bearing walls (including any plate glass windows comprising a part thereof), foundation, basement, the common areas and facilities of the Premises and electrical, plumbing, heating, ventilation and air conditioning systems serving the Premises. Such maintenance services will be available Monday through Friday, 7:00 A.M. to 3:30 P.M. and thereafter on an emergency basis by calling (214)653-6776.

(B) Alterations. Installation or Improvements. In the event that CSC shall determine that any alteration or improvement to the Facility or installation of any system or equipment is required, CSC shall notify County of any installation, alteration or improvement requested. County, at its sole discretion, shall determine if such alteration, installation or improvement will be permitted. CSC shall not make, nor permit to be made, any installation, alterations or improvements to the Facility without the prior written consent of the County. If County permits any installation, alterations or improvements, County, at its sole election, may make such installation, alterations or improvements with County forces or County contractor, or may allow CSC to make such installation, alterations or improvements. In the event that CSC shall be permitted to make such installation, alterations or improvements CSC shall make the same in accordance with all applicable laws and building codes, in a good workmanlike manner and in quality equal to or better than the original construction of the Facility and shall comply with such requirements as the County considers necessary or desirable including, without limitation, requirements as to the manner in which and the times at which such work shall be done and the contractor or subcontractors to be selected to perform such work. CSC shall promptly pay all costs attributable to such installation, alteration and improvements and shall not allow any lien to attach to such property. CSC shall promptly repair any damage to the Facility caused by any such alteration or improvements. Any installation, alteration or improvements to the Facility, except CSC owned movable office furniture and equipment, shall become part of the realty and title to the property shall be in the County and shall not be removed by CSC.

(C) Trade fixtures. All trade fixtures installed on the Facility shall become the property of Dallas County and shall not be removed by CSC at the expiration or earlier termination of the License.

                                       IX.

                                      SIGNS

CSC shall not inscribe, paint, affix or display any signs, advertisements or notices on the premises and visible from outside except for such CSC identification information as County permits to be included or shown on the directory board in the main lobby and on CSC access doors to the premises, with prior approval by County of the type, kind, content and method of attachment. Additionally, CSC shall not inscribe, paint, or affix to or display any signs, advertisements or notices from or on the premises Common Area.

                                       X.

                           FIRE OR OTHER CASUALTY

For the purposes of this section the term "Destruction of the Premises" shall mean the destruction of or damage to the building, equipment therein and attachments thereto by fire or other casualty that would prevent the housing of any Juveniles in such a manner as to be in compliance with the Contract. The term "Partial Destruction of the Premises" shall mean the destruction of or damage to the building, equipment therein and attachments thereto by fire or other casualty that will allow the housing of part or all of any Juveniles in such a manner as to be in compliance with the Contract.

(A) Destruction of the Premises. If there should be a Destruction of the Premises, as hereinabove defined, CSC and County shall make such arrangements as are necessary for the safety and well being of such Juveniles. Upon request by the County or DCJB, CSC shall transfer all Juveniles, including all records and information, to either County or DCJB or their assignee's custody who shall thereafter be responsible for their custody and control and payment to CSC shall or shall not be made in conformity with the Contract.

County shall have the right and option, at its sole determination, to be exercised within sixty (60) days following the date of the occurrence, to give CSC written notice that either (1) County will reconstruct and restore the Premises to a condition sufficient to allow CSC to provide the services listed in RFP 98-280 and/or the Contract for all or a portion of the Juveniles. In this event County and its contractors and subcontractors will have the unrestricted right to enter upon the Facility for such reconstruction or restoration. In this event this License agreement shall remain in full force and effect for the duration of the License upon the same terms, conditions and covenants contain here with such adjustment in cost as may be contained in the Contract or (2) terminate this license as of the date of the casualty.

(B) Partial Destruction of the Premises. If there should be a Partial Destruction of the Premises, as hereinabove defined, CSC, County and DCJB shall make such arrangements as are necessary for the safety and well being of such Juveniles. CSC shall notify County and the DCJB, in writing, the number of Juveniles that can be retained within the Facility. CSC and County and DCJB shall agree on the number of Juveniles, if any, that requires transfer from the Facility. Upon request by the County or DCJB, CSC shall transfer the Juveniles, as agreed upon, including all records and information, to either County or DCJB or their assignee's custody who shall thereafter be responsible for their custody and control and payment to CSC shall or shall not be made in conformity with the Contract.

County shall have the right and option to either (l) repair or reconstruct such damages to part of the Premises to substantially the same condition as it was prior to the casualty and this license shall continue in full force and effect for the duration of the License or (2) terminate this license as of the date of the casualty.

(C) County Diligence. In the event County shall repair or reconstruct the Premises, County shall use reasonable diligence in completing such reconstruction repairs.

(D) Condition Precedent County's obligation to repair or reconstruct all or any part of the Facility is conditioned upon the receipt of any and all insurance proceeds, budget and fiscal requirements and restrictions, compliance with the Constitution and Laws of the State of Texas and any and all grant or other contractual matters affecting the Facility.

(E) County's Reconstruction. County's exercise of its option to reconstruct and restore the Premises shall be limited to the repair and restoration of the Premises in the same condition as was tendered to CSC at the Commencement date of this License.

(F) Election of Remedies. Notwithstanding anything contained herein to the contrary, in the event that any damage to the building or premises shall be the result of the negligence or acts of CSC or Juveniles while in the care, custody and control of CSC, County does not waive and specifically hereby reserves all rights and remedies as provided by law.

                                         XI.

                           INSURANCE AND INDEMNIFICATION

(A) Property Insurance. CSC shall, at all times during the term of this License and at CSC's own expense, insure the Facility, (including Premises) against all risk of loss or damage of whatever kind and nature by providing a Standard All-risk insurance policy (including coverage against vandalism and malicious mischief) insuring the Facility (including Premises) against all loss, damage or destruction in the minimum sum of FOUR MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($4,500,000.00). The Juvenile Board of Dallas County and
Dallas County shall be the named insureds on such policy. In addition to the insurance covering the Facility, CSC, shall, at all times during the term of this License and at CSC's own expense, provide, as either a separate policy or jointly with the Facility policy, an additional Standard All-risk insurance policy (including coverage against vandalism and malicious mischief) insuring the full replacement value of County's improvements, alterations, modifications, trade fixtures, furniture, supplies, and all items of personal property of County located on or within the Facility. The Juvenile Board of Dallas County and Dallas County shall be the named insureds on such insurance policy.

(B) Liability Insurance. CSC shall, at all times during the License term and at its own expense, keep in full force and effect comprehensive general liability insurance with "personal injury" coverage; commercial or business auto liability insurance; and contractual liability coverage, with minimum limits of $5,000,000.00 on account of bodily injuries to, or death of one person and an aggregate of TEN MILLION AND NO/100 DOLLARS ($10,000,000.00) for any one occurrence. The Juvenile Board of Dallas County and Dallas County shall be named additional insureds on said policy.

(C) Workers' Compensation Insurance. CSC shall, at all times during the term of this License and at its own expense, provide and keep in full force and effect a policy of workers' compensation insurance for coverage in Texas with an Employer's liability limit of:

          Bodily Injury by accident - $500,000.00 each employee
          Bodily Injury by disease -  $500,000.00 policy limit
          Bodily Injury by disease -  $500,000.00 each employee

The Juvenile Board of Dallas County and Dallas County shall be named additional insureds on such policy.

(D) CSC Property Insurance. CSC, at its sole cost and expense, shall, at all times during the License term, keep in full force and effect such insurance as required to fully insure the full replacement value of all personal property, including but not limited to intellectual property that CSC shall have or maintain on or within the Facility. CSC covenants and agrees that in the event of any damage or destruction of such property that CSC will look solely to such insurance for recovery of any and all cost or expense of, damage to or damages resulting from the damage or destruction of such property without cost or contribution from County or DCJB.

(E) Insurance Certificates. All insurance policies or duly executed certificates for the same required to be carried by CSC under this License, together with satisfactory evidence of the payment of the premium thereof, shall be deposited with County within (10) days after execution of this License and upon renewals of such policies not less than fifteen (15) days prior to the expiration of the term of such coverage. All insurance required to be carried by CSC under this License shall be in form and content, and written by insurers authorized to do business in the State of Texas and acceptable to County, in its sole discretion. If CSC shall fail to comply with any of the requirements relating to insurance, County may obtain such insurance and CSC shall pay to County, the costs of said premiums on demand or may be withheld by County from any sum payable by County or DCJB to CSC.

(F) Premiums and Deductibles. All cost of insurance and any deductible shall be paid in full by CSC without claim against or contribution of County or DCJB.

(G) Indemnity. Neither County, Dallas County Judge, Dallas County Commissioners, its Department Heads, officers, employees, agents, invitees, contractors and subcontractors nor DCJB, its members, Department Heads, offices, employees, agents, invitees, contractors and subcontracts shall be liable to CSC or to CSC's employees, agents, invitee, licensees, or to any other person whomsoever, for any injury to person or damage to property, on or about the Facility, including but not limited to, consequential damage, (1) caused by any act or omission of CSC, its of officers, employees, agents, licensees and concessionaires or of any other person entering the Facility by express or implied invitation of CSC, or (2) arising out of the use of the Facility by CSC, its officers, employees, agents, licensees, or invite, or (3) arising out of any breach or default by CSC its officers, employees, agents, licensees, or invitees, in the performance of its obligations as shown RFP 98-280, the Contract or this License or (4) caused by the improvements located in the Facility being out of repair or by defect in or failure of equipment, pipes, or wiring, or by broken glass, or by backing up of drains, or by gas, water, steam, electricity or oil leaking, escaping or flowing into the Facility, or (5) arising out of the failure or cessation of any service provided by County.

Neither County, Dallas County Judge, Dallas County Commissioners, its Department Heads, officers, employees, agents, invitees, contractors and subcontractors nor DCJB, its members, Department Heads, office's, employees, agents, invitees, contractors and subcontractors shall be liable to CSC for any loss or damage that may be occasioned by or through the acts or omissions of CSC on the Facility or of any other persons whomsoever. Further, neither County, Dallas County Judge, Dallas County Commissioners, its employees, agents, invitees, contractors and subcontractors nor DCJB, its members, employees, agents, invitees, contractors and subcontracts shall be liable to CSC for any inconvenience or loss to CSC in connection with any of the repair, alteration, installation, maintenance, damage, destruction, restoration, or replacement referred to in this License.

To the fullest extent allowed by law, CSC agrees to indemnify and hold harmless County, Dallas County Judge, Dallas County Commissioners, its Department Heads, officers, employees, agents, representatives, invitees, contractors and subcontractors and DCJB, its members, employees, agents, invitees, contractors and subcontractors against all claims, demands, actions, suits, losses, damages, liabilities, costs and/or expenses of every kind and nature (including, but not limited to, court costs, litigation expenses and attorneys fees) and all recoverable interest thereon, incurred by or sought to be imposed on County, Dallas County Judge, Dallas County Commissioners, its Department Heads, officers, employees, agents, representatives, invitees, contractors and subcontractors and DCJB, its members, employees, agents, invitees, contractors and subcontractors because of injury (including death) or damage to property (whether real, personal or inchoate), arising out of or in any way related (whether directly or indirectly, causally or otherwise) to: (1) the performance of, attempted performance of, or failure to perform, operations or work under the Contract by CSC, its subcontractors and/or any other person or entity; (2) the use or condition of the Facility, including the Premises, (3) the selection, provision, use or failure to use, by any person or entity, of any tools, supplies, materials, equipment or vehicles (whether owned or supplied by County, Contractor, or any other person or entity) in connection with said work or operations; (4) the presence on the Facility of CSC, its officers, subcontractors employees, suppliers, vendors, invitees, Juveniles and their invitees, or any other person entering onto the Facility on in the Premises whether or not such person is acting by or on behalf of CSC; or (5) the actions or inactions, intentional or otherwise of CSC, its officers, employees, agents, representatives, subcontractors, vendors, material persons, the Juveniles and their invitees or any other person present in the Facility or the Premises or performing any act or service on CSC's behalf or at its request; (6) the actions or inactions of Juveniles while in the care, custody and control of CSC. This indemnity shall apply, whether or not any such injury or damage has been, or is alleged to have been, caused in whole or in part by the negligence or fault of County, Dallas County Judge, Dallas County Commissioners, its Department Heads, officers, employees, agents, representatives, invitees, contractors and subcontractors and DCJB, its members, employees, agents, invitees, contractors and subcontractors or on any other theory of liability, including negligence, intentional wrongdoing, strict products liability or the breach of non-delegable duty. CSC further agrees to defend (at the election of County) against any claim, demand, action or suit for which indemnification is provided hereunder at its sole cost and expense, paying same as they shall become due.

Without in any way limiting or restricting the indemnification and defense agreements stated above, CSC agrees that it is the intention of the parties hereto that CSC and its insurers bear the entire risk of loss or injury to any of CSC's employees, officers, "borrowed servants," agents, representatives, subcontractors, vendors, materialmen, Juveniles or their invitees, or any other person present on the Facility or performing any other act or service on CSC's behalf or at its request, or receiving services from CSC, whether or not any such loss or injury is caused in whole or in part by any negligence or fault of County, Dallas County Judge, Dallas County Commissioners, its Department Heads, officers, employees, agents, representatives, invitees, contractors and subcontractors and DCJB, its members, employees, agents, invitees, contractors and subcontracts and without claim against or seeking any contribution therefor from County, the Dallas County Judge, Dallas County Commissioners, Department Heads, officers, employees, agents, representatives, invitees, contractors and subcontractors and DCJB, its members, employees, agents, representatives, invitees, contractors and subcontractors or their insurers.

                                       XII.

                         LICENSE ASSIGNMENT OR SUBLETTING

This agreement, being a license, grants the right of use to CSC individually and is not transferable by CSC. CSC shall neither assign this License nor sublet all or any part of the Facility without a formal order of the Dallas County Commissioners Court approving such assignment or sublicense.

                                      XIII.

                                 DEFAULT BY CSC

In the event CSC shall breach its covenants or obligations hereunder, and shall be and remain in default for a period of thirty (30) days after written notice from County of such default, County shall have the right and privilege of terminating this License and declaring the same at an end, and of entering upon and taking possession of said Facility, and shall have the remedies now or hereafter provided by law for repossession of the Facility and damages occasioned by such default.

                                      XIV.

                                 DEFAULT BY COUNTY

In the event County shall breach or be in default in the performance of any of the covenants or obligations imposed upon County by this License, and shall remain in default for a period of thirty (30) days after written notice from CSC to County of such default, CSC shall have, as CSC's sole remedy, the right and privilege of terminating this License after furnishing 30 days written notice to County.

                                       XV.

                              ACCESS TO FACILITY

County, its employees and agents shall have the right to enter any part of the Facility at all reasonable times for the purpose of examining or inspecting the same, showing the same to prospective purchasers, mortgagees or Lessees and for making such repairs, alterations or improvements to the Facility as County may deem necessary or desirable.

If representatives of CSC shall not be present to open and permit such entry into the Facility at any time when such entry is necessary or permitted hereunder, County and its employees and agents may enter the Facility by means of a master key or otherwise. County shall incur no liability to CSC for such entry, nor shall such entry constitute an eviction of CSC or a termination of the License.

                                     XVI.

                                 TERMINATION

Subject to the repair, replacement or reproduction of the Facility or any portion thereof, including but not limited to the Premises, due to fire or other casualties, this License may be terminated as follows: (1) without further action or notice, upon the termination or breach of the terms of RFP 98-280 or the Contract between CSC, County and DCJB and any renewal or extension there of, for the services for which the use is being granted or (2) either CSC or County shall have the right, without cause, to terminate the License by giving ninety
(90) days written notice in advance to the other party or (3) County is in default or is in violation of any term of the License, or (4) CSC is in default or is in violation of any term of the License, or(5) as otherwise provided in this License/Shared Use Agreement.

                                    XVII.

                                  SURVIVAL

All Indemnification provisions, including but limited to section XI
(g)(Indemnity) of this agreement; all insurance provisions, including but not limited to sections XI (a) (Property Insurance), (b)(Liability Insurance),
(c)(Worker' Compensation Insurance), (d)(Insurance); and (f)(Premiums and Deductibles), section IV (Security Deposit); section XVIII (Surrender of Facility and Personal Property); all of section X (Fire and Casualty), and section V (B) (3) (Hazardous Materials), shall not be extinguished by the termination of this License, but shall survive the termination until (1) final payment made, and/or (2) completion of any and all litigation until final and unappealable order or judgment has been entered, and/or (3) all insurance claims settled and paid, and/or (4) such item has been fully complied with or (5) the expiration of ten (10) years, whichever shall first occur, and shall bind and benefit the respective parties and their Legal successors and assigns.

                                    XVIII.

                             SURRENDER OF FACILITY

Upon the expiration or earlier termination of the License, CSC shall surrender the Facility and all County personally to County, together with all alterations, improvements and other property as provided elsewhere herein, in broom-clean condition and in good order, condition and repair, except for ordinary wear and tear. CSC shall promptly repair any damage caused by removal of its personal property and shall restore the Facility to the condition existing prior to the installation of the items so removed.

                                      XIX.

                                 CONDEMNATION

(A) If the Facility cannot be used for the purpose contemplated by this License because of condemnation or purchase in lieu of condemnation, this License will terminate.

(B) CSC will have no claim to the condemnation award or proceeds in lieu of condemnation.

                                      XX.

                            LIMITATION OF WARRANTIES

There are no implied warranties of merchantability, of fitness for the particular purpose, or of any other kind arising out of this License, and there are no warranties that extend beyond those expressly stated in this License, including any statutory warranty.

                                     XXI.

                                   NOTICES

Except as otherwise stated herein, any notice, demand or request required or permitted to be given under this License or any law shall be deemed to have been given if reduced to writing and delivered in person or mailed by overnight or Registered Mail, postage paid, to the party who is to receive such notice, demand or request at the addresses set forth at paragraph I(B) or I(C) and below, as applicable, or at such other address as County or CSC may specify from time to time by written notice. Such notice, demand or request, except as otherwise stated herein, shall be deemed to have been given three (3) days subsequent to the date it was so delivered or mailed.

COUNTY:                                     CSC:
County of Dallas                            Correctional Services Corporation
Facilities Management Department            James F. Slattery
600 Commerce Street, 9th Floor              President and CEO
Dallas, Texas 75202                         1819 Main Street, Suite 1000
                                            Sarasota, Florida 34236

                                      XII.

                          RELATIONSHIP OF THE PARTIES

CSC is an independent contractor and not an agent, servant or employee of Dallas County. CSC represents and warrants that it has sole control over the Facility and is solely responsible for the day to day condition, operation and use of the Facility, independently making all decisions regarding the condition and each operation or use thereof.

                                     XXIII.

                        MISCELLANEOUS GENERAL PROVISIONS

(A) Applicable Law: This License and all matters pertinent thereto shall be construed and enforced in accordance with the Constitution and laws of the State of Texas and venue shall be in Dallas County, Texas. Notwithstanding anything herein to the Contrary, this License is expressly made subject to County's Sovereign Immunity, Title 5, TEXAS CIVIL REMEDIES CODE, and all applicable State of Texas and Federal Laws.

(B) Entire License: This License, including all Exhibits, and Addendum, constitutes the entire License between the parties hereto and may not be modified except by an instrument in writing executed by the parties hereto.

(C) Binding Effect: This License and the respective rights and obligations of the parties hereto shall inure to the benefit of and be binding upon the successors and assigns of the parties hereto as well as the parties themselves; provided, however, that County, its successors and assigns shall be obligated to perform County's covenants under this License only during the term of this License.

(D) Severability: If any provision of this license shall be held invalid, void or unenforceable, the remaining provisions hereof shall not be affected or impaired, and such remaining provisions shall remain in full force and effect.

(E) Default/Waiver/Mitigation: It is not a waiver of default if the non-defaulting party fails to declare immediately a default or delays in taking any action. Pursuit of any remedies set forth in this License does not preclude pursuit of other remedies in this License or provided by law. CSC has a duty to mitigate damages.

(F) Rights and Remedies Cumulative: The rights and remedies provided by this License are cumulative, and either party's using any right or remedy will not preclude or waive its right to use any other remedy. These rights and remedies are in addition to any other rights the parties may have by law, statute, ordinance, or otherwise.

(G) Binding Agreement/Parties Bound CSC certifies that the person executing this License has full authority and is authorized to execute License on behalf of CSC. A corporate resolution, duly passed by CSC, evidencing such authority shall be furnished to County on the date of execution of this License and constitutes a legal and binding obligation of the parties, their successors and permitted assignees.

(H) Amendment. This License may not be amended except in a written instrument specifically referring to this Agreement, approved by formal Order of Dallas County Commissioners Court, and signed by the parties hereto.

(I) Counterparts. This License may be executed in multiple counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

COUNTY OF DALLAS                            CORRECTIONAL SERVICES
                                            CORPORATION
BY:    Lee F. Jackson                       By: James F. Slattery
       Presiding County Judge               Title: President and CEO

Date:  9/1/98                               Date:  9/10/98

APPROVED AS TO FORM:

By:  John Dahill
Assistant District Attorney, Civil Section